Exhibit (10).24
THE MONROE COUNTY BANK PENSION PLAN

As Amended and Restated
   January 1, 1989


TABLE OF CONTENTS

                                                              PAGE

INTRODUCTION   . . . . . . . . . . . .. . . . . . . . . . . . . 1
ARTICLE I      . . . . . . . . . . . .. . . . . . . . . . . . . 2
DEFINITIONS    . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.01 Accrued Benefit . . . . . . . . . . . . . . . . . .2
Section 1.02 Actuarial Equivalent. . . . . . . . . . . . . . . .3
Section 1.03 Actuarial Value . . . . . . . . . . . . . . . . . .3
Section 1.04 Adoption Date . . . . . . . . . . . . . . . . . . .3
Section 1.05 Affiliate . . . . . . . . . . . . . . . . . . . . .3
Section 1.06 Anniversary Date  . . . . . . . . . . . . . . . . .3
Section 1.07 Annuity Starting Date . . . . . . . . . . . . . . .3
Section 1.08 Attained Age  . . . . . . . . . . . . . . . . . . .4
Section 1.09 Average Monthly Earnings  . . . . . . . . . . . . .4
Section 1.10 Bank  . . . . . . . . . . . . . . . . . . . . . . .5
Section 1.11 Beneficiary . . . . . . . . . . . . . . . . . . . .5
Section 1.12 Board . . . . . . . . . . . . . . . . . . . . . . .7
Section 1.13 Committee . . . . . . . . . . . . . . . . . . . . .7
Section 1.14 Contributions . . . . . . . . . . . . . . . . . . .7
Section 1.15 Contingent Beneficiary  . . . . . . . . . . . . . .7
Section 1.16 Credited Service  . . . . . . . . . . . . . . . . .7
Section 1.17 Death Benefit     . . . . . . . . . . . . . . . . .7
Section 1.18 Defined Benefit Plan  . . . . . . . . . . . . . . .7
Section 1.19 Defined Contribution Plan . . . . . . . . . . . . .8
Section 1.20 Delayed Retirement Date  . . . . . . . . . . . . . 8
Section 1.21 Disability Retirement Date . . . . . . . . . . . . 8
Section 1.22 Early Retirement Date  . . . . . . . . . . . . . . 8
Section 1.23 Effective Date . . . . . . . . . . . . . . . . . . 8
Section 1.24 Employee . . . . . . . . . . . . . . . . . . . . . 8
Section 1.25 Employer . . . . . . . . . . . . . . . . . . . . . 9
Section 1.26 ERISA or Act . . . . . . . . . . . . . . . . . . . 9
Section 1.27 Fiduciary  . . . . . . . . . . . . . . . . . . . . 9
Section 1.28 Fund . . . . . . . . . . . . . . . . . . . . . . . 9
Section 1.29 Highly Compensated Employee  . . . . . . . . . . . 9
Section 1.30 Hours of Service . . . . . . . . . . . . . . . . .12
Section 1.31 IRC or Code  . . . . . . . . . . . . . . . . . . .14
Section 1.32 Limitation Year. . . . . . . . . . . . . . . . . .14
Section 1.33 Earnings . . . . . . . . . . . . . . . . . . . . .14
Section 1.34 Monthly Retirement Income. . . . . . . . . . . . .15
Section 1.35 Normal Retirement Age  . . . . . . . . . . . . . .15
Section 1.36 Normal Retirement Date . . . . . . . . . . . . . .16
Section 1.37 One Year Break in Service. . . . . . . . . . . . .16
Section 1.38 Participant    . . . . . . . . . . . . . . . . . .17
Section 1.39 Participation Date . . . . . . . . . . . . . . . .17
Section 1.40 Plan . . . . . . . . . . . . . . . . . . . . . . .17
Section 1.41 Plan Year. . . . . . . . . . . . . . . . . . . . .17
Section 1.42 Prior Plan  . .  . . . . . . . . . . . . . . . . .17
Section 1.43 Retired Participant  . . . . . . . . . . . . . . .17
Section 1.44 Service  . . . . . . . . . . . . . . . . . . . . .18
Section 1.45 Spouse   . . . . . . . . . . . . . . . . . . . . .19
Section 1.46 Total and Permanent Disability or Totally and
Permanently Disabled  . . . . . . . . . . . . . . . . . . . . .19
Section 1.47 Trust Agreement . . . . . . . . . . . . . . . . . 20
Section 1.48 Trustee . . . . . . . . . . . . . . . . . . . . . 20
Section 1.49 Year of Service . . . . . . . . . . . . . . . . . 20

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . 21
ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . 21
Section 2.01 Eligibility . . . . . . . . . . . . . . . . . . . 21
Section 2.02 Participation . . . . . . . . . . . . . . . . . . 21
Section 2.03 Re-employment Before Annuity Starting Date  . . . 21
Section 2.04 Re-employment After Annuity Starting Date . . . . 22
ARTICLE III  . . . . . . . . . . . . . . . . . . . . . . . . . 23
RETIREMENT BENEFITS  . . . . . . . . . . . . . . . . . . . . . 23
Section 3.01 Normal Retirement Benefit . . . . . . . . . . . . 23
Section 3.02 Delayed Retirement Benefit  . . . . . . . . . . . 24
Section 3.03 Early Retirement Benefit  . . . . . . . . . . . . 25
Section 3.04 Disability Retirement Benefit . . . . . . . . . . 26

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . 28
RETIREMENT BENEFIT PAYMENT FORMS . . . . . . . . . . . . . . . 28
Section 4.01 Basic Form of Payment . . . . . . . . . . . . . . 28
Section 4.02 Automatic Payment Forms . . . . . . . . . . . . . 28
Section 4.03 Optional Payment Forms  . . . . . . . . . . . . . 29
Section 4.04 Small Lump Sum Payments . . . . . . . . . . . . . 31
Section 4.05 Consent Prior to Distribution from the Plan . . . 32
Section 4.06 No Reduction of Accrued Benefits  . . . . . . . . 32
Section 4.07 Direct Rollover Option  . . . . . . . . . . . . . 33

ARTICLE V  . . . . . . . . . . . . . . . . . . . . . . . . . . 35
BENEFITS ON TERMINATION OF EMPLOYMENT  . . . . . . . . . . . . 35
Section 5.01 Vesting of Benefits . . . . . . . . . . . . . . . 35
Section 5.02 Payment of Deferred Vested Benefit  . . . . . . . 36

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . 39
BENEFITS ON DEATH  . . . . . . . . . . . . . . . . . . . . . . 39
Section 6.01 Death After Eligibility for Retirement  . . . . . 39
Section 6.02 Death After Full or Partial Vesting . . . . . . . 40
Section 6.03 Death After Retirement  . . . . . . . . . . . . . 41

ARTICLE VII  . . . . . . . . . . . . . . . . . . . . . . . . . 42
FUNDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 7.01 Contributions by the Employer . . . . . . . . . . 42
Section 7.02 Trust Fund  . . . . . . . . . . . . . . . . . . . 42
Section 7.03 Funding Standard Account  . . . . . . . . . . . . 43
ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . 44


FIDUCIARIES AND ADMINISTRATION OF THE PLAN  . . . . . . . . . .44
Section 8.01 General  . . . . . . . . . . . . . . . . . . . . .44
Section 8.02 Bank's Responsibilities. . . . . . . . . . . . . .44
Section 8.03 Trustee  . . . . . . . . . . . . . . . . . . . . .45
Section 8.04 Administrative Committee . . . . . . . . . . . . .45
Section 8.05 Claims for Benefits  . . . . . . . . . . . . . . .47
Section 8.06 Claims Procedures  . . . . . . . . . . . . . . . .47
Section 8.07 Records  . . . . . . . . . . . . . . . . . . . . .49
Section 8.08 Missing Persons  . . . . . . . . . . . . . . . . .49

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . .5O
MAXIMUM BENEFITS AND REQUIRED DISTRIBUTION OF BENEFITS  . . .  50

Section 9.01 Maximum Retirement Benefit . . . . . . . . . . .  5O
Section 9.02 Multiple Plan Participation  . . . . . . . . . .  53
Section 9.03 Required Distribution of Benefits  . . . . . . .  54

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . .  58
AMENDMENT AND TERMINATION OF THE PLAN . . . . . . . . . . . .  58
Section 10.01 Amendment of the Plan . . . . . . . . . . . . .  58
Section 10.02 Termination of the Plan . . . . . . . . . . . .  58
Section 10.03 Twenty-f~ve (25) Highest Paid Limitation  . . .  60

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . .  65
PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN . . . . . .  65
Section 11.01 Method of Participation . . . . . . . . . . . .  65
Section 11.02 Withdrawal from Participation . . . . . . . . .  65

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . .  67
TOP HEAVY PLAN PROVISIONS . . . . . . . . . . . . . . . . . .  67
Section 12.01 General . . . . . . . . . . . . . . . . . . . .. 67
Section 12.02 Minimum Benefits  . . . . . . . . . . . . . . .  67
Section 12.03 Definitions . . . . . . . . . . . . . . . . . .  67
Section 12.04 Multiple Plan Participation . . . . . . . . . .  71
Section 12.05 No Duplication of Minimum Benefit . . . . . . .  71
Section 12.06 Actuarial Assumptions . . . . . . . . . . . . .  72

ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . .  73
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 13.01 Governing Law . . . . . . . . . . . . . . . . .  73
Section 13.02 Construction  . . . . . . . . . . . . . . . . .  73
Section 13.03 No Employment Contract  . . . . . . . . . . . .  73
Section 13.04 Receipt Prior to Payment  . . . . . . . . . . .  73
Section 13.05 Payments to Minors and-Incompetents . . . . . .  74
Section 13.06 Non-Alienability of Benefits  . . . . . . . . .  74
Section 13.07 Merger of Plans . . . . . . . . . . . . . . . .  78
Section 13.08 Return of Employer Contributions  . . . . . . .  79
Section 13.09 Exclusive Benefit . . . . . . . . . . . . . . .  79
Section 13.10 Indemnification . . . . . . . . . . . . . . . .  79
Section 13.11 Severability  . . . . . . . . . . . . . . . . .  80
Section 13.12 Misstatement  . . . . . . . . . . . . . . . . .  80
Section 13.13 Benefits Under Other Plans  . . . . . . . . . . .80
Section 13.14 Small Payments  . . . . . . . . . . . . . . . . .80
Section 13.15 Counterparts  . . . . . . . . . . . . . . . . . .80

ADOPTION OF THE PLAN  . . . . . . . . . . . . . . . . . . . .  81

APPENDIX . . . . . . . . . . . . . . . . . . . . . . . . . . . 82

                       INTRODUCTION

     Effective December 31, 1956, The Monroe County Bank, formerly a member of the Alabama Bankers Association and a banking institution with principal offices located at Monroeville, Alabama (hereinafter referred to as the "Bank"), adopted The Monroe County Bank Pension Plan (hereinafter referred to as the "Prior Plan") for the benefit of its eligible employees.

     Effective January 1, 1976, the Bank amended and restated the Prior Plan in its entirety as The Monroe County Bank Revised Pension Plan (hereinafter referred to as the "Plan" or "Revised Plan").

     Effective January 1, 1985, the Bank amended and restated the Revised Plan as The Monroe County Bank Revised Pension Plan (hereinafter referred to as the "Plan").

The purpose of this Plan is to provide retirement security for eligible Employees. It is intended that this Plan, together with the Trust Agreement established to carry out the funding of the Plan, meet all the requirements of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, and the Plan shall be interpreted, wherever possible, to comply with the terms of the Act and Code and all formal regulations and rulings issued under such Act and/or Code.

     Except as otherwise provided herein, the Plan as amended and restated has the terms and provisions hereinafter set forth effective January 1, 1989.

     Any amendments to the Plan made subsequent to the termination of employment of any Participant shall in no way affect the amount or form of Monthly Retirement Income benefit to which such Participant is entitled except as otherwise specifically provided herein.

                               ARTICLE I
                              DEFINITIONS

     As used herein and in the concomitant Trust Agreement, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

     Section 1.01 Accrued Benefit means, for any Participant, as of any date, the Monthly Retirement Income benefit determined in accordance with
Section 3.01(a) with Average Monthly Earnings as of such date and Credited Service being equal to the Credited Service the Participant will have completed at his Normal Retirement Date, assuming he remains in service as an Employee until then (on the same basic work schedule applicable on the date of such determination); multiplied by the ratio that his Credited Service as of the date of such determination bears to the Credited Service he will have completed at his Normal Retirement Date, assuming he remains in service as an Employee until then.

     Notwithstanding the foregoing, for any Employee who was a Participant in the Plan in any Plan Year beginning on or before the Adoption Date, such Participant's Accrued Benefit shall not be less than the amount determined as follows:

Section 1.01(a) If such a Participant is a Highly Compensation Employee (as defined in Section 1.29(a)(1) or 1.29(a)(2)) for any such Plan Year, his Accrued Benefit as of the later of December 31, 1988 or the last day of the Plan Year preceding the Plan Year in which such Participant first becomes such a Highly Compensated Employee, determined under the provisions of the Plan as in effect on December 31,1988, except that in determining such Participant's Accrued Benefit, Earnings and Average Monthly Earnings shall be as determined under Sections 1.33 and 1.09 hereunder.

Section 1.01(b) If such a Participant is not such a Highly Compensated Employee (as described in Section 1.01(a)), his Accrued Benefit as of the earlier of the Adoption Date or his termination of employment, determined under the provisions of the Plan as in effect on December 31, 1988, except that in determining such Participant's Accrued Benefit, Earnings and Average Monthly Earnings shall be determined under Sections 1.33 and 1.09 hereunder.

     Section 1.02 Actuarial Equivalent means a benefit of equivalent value when computed on the basis of interest and mortality tables adopted by the Bank for use in the computation of actuarial equivalents under the Plan. Such Actuarial Equivalent shall be reflected hereunder by the application of the factors denoted in the Appendix to this Plan.

     Section 1.03 Actuarial Value means the single sum value, as certified by the actuary, of any income benefit, computed on the basis of interest and mortality tables adopted by the Bank for use in the computation of actuarial values under the Plan. Such Actuarial Value shall be reflected hereunder by the application of the factors denoted in the Appendix to the Plan.

     Section 1.04 Adoption Date means the date on which the amendments relative to the determination of retirement benefits under this Plan made to comply with the Tax Reform Act 1986 are adopted by the Bank.

     Section 1.05 Affiliate means an organization which is a member of the same controlled group of organizations [as defined in IRC Sections 414(b),
(c), (m), and (a)] as the Bank but which is not an Employer.

Section 1.06 Anniversary Date means January 1.

     Section 1.07 Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit, or (iii) the first day of the first period for which a benefit is to be received by reason of disability.

     Section 1.08 Attained Age means, unless clearly indicated to the contrary, the age of an Employee or Participant as of his last birthday.

Section 1.09 Average Monthly Earnings means the following:

Section 1.09(a) Prior to January 1,1994, Average Monthly Earnings means one-twelfth (1/12) of the average of Earnings as determined on the five
(5) consecutive Anniversary Dates out of the ten (10) consecutive Anniversary Dates which coincide with and immediately precede the Participant's Disability Retirement Date, Early Retirement Date, Normal Retirement Date, Delayed Retirement Date or termination date under
Section 5.01 hereof which produce the highest average of Earnings.

     In determining consecutive Anniversary Dates, any calendar year in which the Employee had no earnings will be disregarded.

     If a Participant has less than five (5) consecutive Anniversary Dates which coincide with and immediately precede such Participant's Disability Retirement Date, Early Retirement Date, Normal Retirement Date, Delayed Retirement Date or termination date under Section 5.01, Average Monthly Earnings for such Participant shall be the average of Earnings for all Anniversary Dates of such Participant.

     Notwithstanding the foregoing, if a Participant terminates employment for any reason on December 31 of a calendar year, the Anniversary Date next following such December 31 shall be deemed an Anniversary Date coincident with such Participant's Disability Retirement Date, Early Retirement Date, Normal Retirement Date, Delayed Retirement Date or termination date under Article V hereof for the purpose of determining Average Monthly Earnings for such Participant.

Section 1.09(b) On or after January 1, 1994, Average Monthly Earnings means one twelfth (1/12) of the average of the Earnings of an Employee during the five (5) consecutive calendar years which produce the highest such average during the last ten (10) consecutive calendar years of an Employee's period of employment with the Bank, or if an Employee's period of employment is less than five (5) years, the Employee's period of employment; provided, however, in determining an Employee's Average Monthly Earnings, the calendar year in which the Employee terminates employment with the Bank prior to December 31 shall be completely disregarded.

     Section 1.10 Bank means The Monroe County Bank, a banking institution with principal offices located at Monroeville, Alabama or any successor thereto and subject to the provisions of Section 13.07, any corporation into which the Bank may be merged or consolidated or to which all or substantially all of its assets may be transferred. For purposes of ERISA as it relates to the employees of each Employer, the Bank is the sponsor, the named Fiduciary and the Plan Administrator of the Plan.

     Section 1.11 Beneficiary means any person or persons (or trust) designated by a Participant or otherwise entitled to receive such benefits as may become payable under the provisions of the Plan after the death of such Participant.

     Except as otherwise provided in Sections 4.02 and 4.03(c) and Article VI, a Participant's designation of a Beneficiary is subject to the following:

Section 1.11(a) The designation of a Beneficiary shall be made on forms provided by the Committee, and such forms shall be maintained in files held by the Committee.

Section 1.11(b) A Participant may, from time to time, change the Beneficiary designation by written notice to the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under the Plan shall cease.

Section 1.11(c) If, at the date of death of the Participant, there is no valid and current designation of Beneficiary or Contingent Beneficiary on file with the Committee or if all designated Beneficiaries and Contingent Beneficiaries pre-decease the Participant, then any death benefits which would have been payable to the designated Beneficiary or Contingent Beneficiary shall be payable to the Participant's Spouse who survives him, if any; if none, to the Participant's children who survive him, equally; or if none survive, then to the Participant's estate.

Section 1.11(d) If payments are continued to a Beneficiary or Contingent Beneficiary and the Beneficiary or Contingent Beneficiary (as the case may be) dies prior to receiving the entire Death Benefit, the remaining portion of such Death Benefit shall be paid in a single sum to the estate of such deceased Beneficiary (or Contingent Beneficiary, if applicable).

Section 1.11(e) If the designated Beneficiary (or Contingent Beneficiary, if applicable) is not living at the death of the Participant, the Actuarial Equivalent of the remaining guaranteed payments shall be paid in a lump sum to the Beneficiary determined in accordance with this Section 1.11.

Section 1.11(f) The interpretation of the Committee with respect to any Beneficiary designation, subject to the applicable law, shall be binding and conclusive upon all parties and no person who claims to be a Beneficiary, or any other person, shall have the right to question any action of the Committee, which in the judgment of the Committee fulfills the intent of the Participant who filed such designation.

     If a Beneficiary designated by a Participant is not the Participant's Spouse, then the Spouse's consent shall be required with respect to such alternate Beneficiary for such designation to become effective and must be limited to a benefit for a specific alternate Beneficiary (or form of benefits). Such consent shall be irrevocable once given and shall be witnessed by a representative of the Committee or a notary public. Any change in the designation of an alternate Beneficiary shall also require the consent of the Spouse for such change to become effective. The Committee may accept an election other than that provided hereunder without the consent of the Spouse if there is no Spouse, the Spouse cannot be located, or such other circumstances as may be prescribed by regulations. Any spousal consent shall only be applicable to the Spouse granting such consent.

     Section 1.12 Board means the Board of Directors or the executive committee of the Bank as it may be composed from time to time.

     Section 1.13 Committee means the administrative committee provided for in Article VIII. In the event an administrative committee has not been so appointed hereunder, or resigns from a prior appointment, the Bank shall be deemed to serve as the administrator in lieu of the administrative committee.

     Section 1.14 Contributions means the payments as provided herein by an Employer to the Fund.

     Section 1.15 Contingent Beneficiary means the person or persons (or trust) duly designated by the Participant to receive a Death Benefit from the Plan in the event the designated Beneficiary does not survive the Participant.

     Section 1.16 Credited Service means the number of years for which a Participant is given credit in calculating his Monthly Retirement Income or Death Benefit. Except as provided in Sections 1.44(e) and (f), Credited Service shall be equal to Service as defined in this Article I.

     Notwithstanding the above, Credited Service shall not include any period of employment for which a lump sum settlement was made (and not repaid) pursuant to Article IV or V.

     Section 1.17 Death Benefit means any benefit paid to a Beneficiary or Contingent Beneficiary or other person at the death of a Participant or former Participant as provided under the terms of the Plan.

     Section 1.18 Defined Benefit Plan means a plan established and qualified under IRC Section 401 or 403, except to the extent it is, or is treated as, a Defined Contribution Plan.

     Section 1.19 Defined Contribution Plan means a plan, which is established and qualified under IRC Section 401 or 403, which provides for an individual account for each Participant therein and for benefits based solely on the amount contributed to each Participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such accounts.

     Section 1.20 Delayed Retirement Date means the first day of any month coinciding with or next following the actual date the Participant severs his employment with the Employer after his Normal Retirement Date.

     Section 1.21 Disability Retirement Date means in the case of a Participant who has been credited with at least fifteen (15) Years of Service and whose Attained Age is at least fifty (50) the first day of any month, prior to a Participant's Normal Retirement Date, coinciding with or next following the date a Totally and Permanently Disabled Participant becomes eligible for (and elects) to commence Monthly Retirement Income benefits under Section 3.04.

     Section 1.22 Early Retirement Date means in the case of each Participant who has been credited with at least ten (10) years of Service and whose Attained Age is at least sixty (60), the first day of the month coincident with or immediately following the later of: (a) the date such Participant shall leave the employ of the Employer in accordance with
Section 3.03 hereof, or (b) the date the Participant directs in writing shall be his Early Retirement Date.

     Section 1.23 Effective Date means December 31, 1956, or such later date as of which an Employer shall have adopted the Plan for its Employees.

     Section 1.24 Employee means any person employed by the Employer including officers, and any director who is active in the business of the Employer in a capacity other than as director only but excluding any person considered a leased employee within the definition of IRC Section
414(n).

     Section 1.25 Employer means, collectively or individually as the context may indicate, the Bank and any other employer which (a) is a member of the same controlled group of organizations as the Bank as determined pursuant to IRC Section 414(b), (c), (m) and (a), (b) the Board shall have authorized to adopt the Plan, and (c) by taking appropriate action shall have adopted the Plan, any successor to one or more of such entities; or any organization into which the Employer may be merged or consolidated or to which all of its assets may be transferred.

     Section 1.26 ERISA or Act means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     Section 1.27 Fiduciary means the Bank, the Employer, the Trustee, the Committee and any individual, corporation, firm or other entity which assumes in accordance with Article VIII responsibilities of the Bank, the Employer, the Trustee or the Committee respecting management of the Plan or the disposition of its assets.

Section 1.28 Fund means the trust fund created in accordance with Article
VII.

     Section 1.29 Highly Compensated Employee means an employee who, during the current Plan Year (the "Determination Year") or the immediately preceding Plan Year (or twelve-month period for the first Plan Year) (the "Look-Back Year"): Section 1.29(a) (1) was at any time an owner of five percent (5%) of the outstanding stock of the Employer or an Affiliate or five percent (5%) of the total combined voting power of all stock of the Employer or an Affiliate; or

               (2) received annual compensation in excess of $75,000, which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury;
or

               (3) received annual compensation in excess of $50,000 which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury and who was within the group consisting of the most highly compensated twenty percent (20%) of employees; or

(4) was at any time an officer or of an Affiliate whose annual compensation was greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan
Year ends, where the term "officer" means an administrative executive in regular and continual service to the Employer or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of Subparagraphs (A) or (B) of this Paragraph (4), where: (A) equals fifty (50) employees; and (B) equals the greater of (i) three (3) employees or (ii) ten percent (10%) of the number of employees during the Plan Year with any non-integer being increased to the next integer.

     If for any year no officer of the Employer or an Affiliate meets the requirements of this Paragraph (4), the highest paid officer of the Employer or an Affiliate for the Plan Year shall be considered an officer for purposes of this Paragraph (4).

     If during the immediately preceding Plan Year the employee was not described in Paragraph (2), (3) or (4) of this Section 1.29(a) (without regard to this sentence), the employee shall not be treated as being described in Paragraph (2), (3) or (4) unless the employee's annual compensation is such that the Employee is in the group of the one hundred
(100) employees being paid the greatest amount of annual compensation.

     For purposes of Paragraphs (3) and (4) of this Section 1.29(a), the following shall be excluded when determining the number of employees in the most highly compensated twenty percent (20%) of the employees and the number of officers:

 (i) Employees who have not completed six (6) months of service;

 (ii)Employees who normally work less then seventeen and one-half
(17 1/2) hours per week;

(iii) Employees who normally work during not more than six (6) months during any Plan Year;

 (iv)Employees who have not attained age twenty-one (21);

 (v) Employees who are nonresident aliens and who received no earned income (within the meaning of IRC Section 911(d)(2)) from the Employer or an Affiliate that constitutes income from sources within the United States (within the meaning of IRC Section 861(a)(3));

(vi) Except to the extent provided in Internal Revenue Service regulations, employees who are induced in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer or its Affiliates, provided ninety percent (90%) or more of the employees are covered under the collective bargaining agreements and the Plan only covers employees who are not covered under the collective bargaining agreements.

Section 1.29(b) For purposes of this Section 1.29, if any employee is a member of the family of a five percent (5%) owner as defined in
Section 1.29(a)(1) or of a Highly Compensated Employee whose annual compensation is such that he is among the ten (10) Highly Compensated Employees receiving the greatest amount of annual compensation during the Plan Year, then (1) the employee shall not be considered a separate employee, and (2) any annual compensation paid to the employee, and any applicable contribution or benefit on behalf of the employee, shall be treated as if it were paid to, or on behalf of, the five percent (5%) owner or the employee who is among the ten (10) Highly Compensated Employees receiving the greatest amount of annual compensation during the Plan Year. For purposes of this Section 1.29(b), the term "family" means, with respect to any employee, the employee's spouse and lineal descendants or ascendant and the spouses of lineal descendants or ascendant.

Section 1.29(c) For purposes of this Section, a former employee who had separated from service prior to the Determination Year shall be treated as a Highly Compensated Employee if (1) the former employee was a Highly Compensated Employee at any time after the former employee attained age fifty-five (55).

Section 1.29(d) For purposes of this Section, the term "compensation" means wages, as defined in Code Section 3401(a), and all other payments of compensation to an employee by his Employer or Affiliate
(in the course of the Employer's or Affiliate's trade or business) for which the Employer or Affiliate is required to furnish the employee a written statement under Code Sections 6401(d), 6051(a)(3) and 6052 (Form W-2 or substitute). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) and without regard to the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b).

Section 1.29(f) For the purpose of determining who is a Highly Compensated Employee, the Committee may make the calendar year election for any Plan Year, as defined in Treas. Reg. 1.414(q)-1T, Q&A-14(b), with respect to this Plan; provided, however, such election must apply with respect to all plans of the Employer or an Affiliate for such year.

Section 1.30 Hours of Service means the sum of:

Section 1.30(a) Each hour for which an employee is paid, or entitled to payment by the Employer for the performance of duties for the Employer during the applicable computation period.

Section 1.30(b) Each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability except as otherwise provided in Section 3.04), layoff, jury duty, or leave of absence. However, the determination of hours under this Section 1.30(b) shall be subject to the following restrictions:

(i) No more than five hundred one (501) hours shall be credited to an employee during any single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period).

(ii) No such hours shall be credited to an employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws.

(iii) Hours shall not be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.

Section 1.30(c) Each hour during which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to military duty and any other periods in which an employee was not paid or entitled to payment and would presumably have performed services for the Employer but for the fact that such individual was on a military leave of absence for service in the armed forces of the United States of America, provided the individual entered such service directly from the employ of the Employer, was discharged from such service and was re-employed by the Employer within the period during which his employment rights as a veteran are protected by law.


Section 1.30(d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided, however, that the same hours shall not be credited both under Section 1.30(a), Section 1.30(b) or Section 1.30(c) above, as the case may be, and under this Section 1.30(d).

     Hours of Service shall not include any period during which the Employee was employed by a predecessor of the Employer, unless the predecessor's organization maintained the Plan or a predecessor Plan or credit for such period of employment is otherwise granted under the Plan.

     Hours of Service under Section 1.30(a), Section 1.30(c) and Section 1.30(d) above shall be determined from the Employer records. Hours of Service under Section 1.30(b) above shall be determined in accordance with Department of Labor Regulations 2530.200b-2. Hours of Service hereunder shall be credited to the appropriate computation period in accordance with Department of Labor Regulations 2530.200b-2(c).

     Notwithstanding anything herein to the contrary, nothing in this
Section 1.30 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

     Section 1.31 IRC or Code means the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the IRC shall be deemed to include any applicable regulations and rulings pertaining to such section and shall also be deemed a reference to comparable provisions of future laws.

     Section 1.32 Limitation Year means the twelve (12) month period commencing on January 1 and ending on December 31.

Section 1.33 Earnings means the following: Section 1.33(a) For calendar years beginning prior to January 1, 1994, Earnings means the Employee's total regular basic earnings (exclusive of all forms of extraordinary earnings such as overtime, bonuses, commissions and reimbursed expenses) paid by the Employer to the Employee plus salary reductions in effect under the IRC Section 125 Plan of the Bank during the calendar year preceding an Anniversary Date, divided by the number of full calendar months for which such employee received earnings from the Employer, with the results multiplied by twelve (12). In determining the number of full calendar months for which an Employee received earnings from the Employer, an Employee will be deemed to have been employed for one (1) full calendar month for every calendar month such Employee is employed for fifteen (15) or more days. Earnings for each Employee shall be determined as of each January 1 whether or not such Employee is employed on such January 1 and shall remain in effect for all Plan purposes until the next January 1. Notwithstanding the foregoing, if an Employee terminates employment for any reason on December 31 of a calendar year, the Anniversary Date next following such December 31 shall be deemed an Anniversary Date coincident with such Employee's Disability Retirement Date, Early Retirement Date, Normal Retirement Date, Delayed Retirement Date or termination date under
Article V hereof for the purpose of determining Earnings for such Employee.

Section 1.33(b) For calendar years beginning on or after January 1, 1994, Earnings means for any calendar year, for any Employee, the Employee's total regular basic earnings (exclusive of all forms of extraordinary earnings such as overtime, bonuses, commissions and reimbursed expenses) paid by the Bank to the Employee plus salary reductions in effect under the IRC Section 125 Plan of the Bank during the calendar year.

     Section 1.33(c) Effective January 1, 1989, in no event shall Earnings for any calendar year (including calendar years beginning prior to January 1, 1989), as hereinbefore determined, exceed the amount as may be determined by the Secretary of the Treasury pursuant to IRC Section 401(a)(17) (the "Compensation Limitation"); provided, however, that the decrease in the Compensation Limitation to $150,000 effective January 1, 1994, shall not have the effect of reducing any benefit accrued prior to January 1, 1994. For all purposes of this Plan, the Compensation Limitation shall be automatically increased as permitted by Treasury Department regulations to reflect cost-of-living adjustments. As a result of such an adjustment, the Compensation Limitation in effect for a Plan Year shall apply only to a Participant's Earnings for that year and Earnings for any prior Plan Year shall be subject to the applicable Compensation Limitation in effect for that prior year. In determining the Compensation Limitation for a Participant, the family member aggregation rules of Section 1.29(b) shall apply, except that in applying such rules, the term "family" shall only include the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year for which the determination is being made. If, as a result of the application of such rules, the Compensation Limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this Section prior to the application of the Compensation Limitation.

     Section 1.34 Monthly Retirement Income means a monthly income due a Retired Participant under Section 3.01, 3.02, 3.03 or 3.04 and which shall commence as of his Disability, Early, Normal or Delayed Retirement Date and based on the payment form determined under Article IV hereof.

     Section 1.35 Normal Retirement Age means the date a Participant attains the age of sixty-five (65).

     Section 1.36 Normal Retirement Date means the first day of the month coinciding with or next following the date the Participant attains his Normal Retirement Age.

     Section 1.37 One Year Break in Service means a Plan Year during which an employee or former employee has not completed more than five hundred
(500) Hours of Service.

     For periods commencing on or after January 1, 1985, and to the extent not already credited, Hours of Service shall be credited solely for purposes of determining whether a One Year Break in Service has occurred with respect to an employee who is absent from work regardless of whether the employee is paid for such absence:

Section 1.37(a) By reason of the pregnancy of the employee,

Section 1.37(b) By reason of the birth of a child of the employee,

Section 1.37(c) By reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or

Section 1.37(d) For purposes of caring for such child for a period beginning immediately following such birth or placement.

Hours of Service to be credited for such purpose shall be:

(i) the Hours of Service which otherwise would normally have been credited to such employee but for such absence, or

(ii) in any case in which the Committee is unable to determine the hours in
(i) above, (8) Hours of Service per normal work day of absence,

except that the total number of hours treated as Hours of Service by reason of any such pregnancy or placement shall not exceed five hundred one (501) hours. The hours in items (i) and (ii) above shall be treated as Hours of Service hereunder:

(iii) only in the Plan Year in which the absence from work begins, if an employee would be prevented from incurring a One Year Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service as provided in Section 1.37(a), Section 1.37(b), Section 1.37(c) or Section 1.37(d) above; or

(iv) in any other case, in the immediately following Plan Year.

     Further, the Committee may request that the employee furnish any information the Committee may require to establish that the absence is for the reasons hereinbefore provided arid the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, no Hours of Service shall be credited pursuant to this paragraph.

     Section 1.38 Participant means any Employee who becomes a Participant as provided in Article II.

Section 1.39 Participation Date means January 1.

     Section 1.40 Plan means The Monroe County Bank Pension Plan, as contained herein or as duly amended.

     Section 1.41 Plan Year means each twelve (12) month period beginning on January 1 and ending on December 31.

     Section 1.42 Prior Plan means The Monroe County Bank Pension Plan as constituted on December 31, 1975.

     Section 1.43 Retired Participant means any former Participant of the Plan who has qualified for retirement and who is receiving a Monthly Retirement Income under the Plan.

Section 1.44 Service as of any date shall be the sum of past Service, if any, under Section 1.44(a) and future Service under Section 1.44(b), subject to Section 1.44(c), if applicable.

Section 1.44(a) If the Employee was employed by the Employer on December 31, 1975, he shall receive credit for past Service. Past Service shall mean the number of years of continuous employment by the Employer of an Employee from his most recent hiring date prior to January 1, 1976, until January 1, 1976, rounded up to the next full year. Past Service shall not be broken and shall be credited for absences due to:

(i) Vacation, temporary sickness, or injury;

(ii) Leaves of absences duly granted by the Employer continuing for a period of not more than one (1) year, with all Employees under similar circumstances being treated alike;

(iii) Service in the armed forces of the United States or any of its allies during any war or state of emergency in which the United States shall be engaged, or in the armed forces of the United States while any form of law requiring compulsory military service shall be in effect and when such law shall be applicable to the Employee, provided that in either case the Employee shall have directly entered into such armed forces and shall not have reenlisted after the date of first entering, and shall have made application for re-employment within the period and subject to the conditions for re-employment rights as provided by such law.

Section 1.44(b) Future Service shall be the total number of Plan Years during which the Employee has at least one thousand (1,000) Hours of Service for the Employer during the period of time commencing on the later of (i) January 1, 1976; and (ii) if Section 1.44(c) is applicable, the Anniversary Date coincident with or immediately preceding the applicable re-employment date.

Section 1.44(c) Notwithstanding the foregoing, if a terminated Participant is subsequently re-employed and again becomes a Participant, his Service shall not include any periods of employment prior to re-employment if his vested Accrued Benefit under Section 5.01 was zero at date of termination and his consecutive One (1) Year Breaks in Service as of his re-employment date equal or exceed the greater of (i) five (5) consecutive One (1) Year Breaks in Service, or (ii) the number of the Participant's Years of Service as of his termination date.

Section 1.44(d) For purposes of this Section 1.44, periods of employment with The First National Bank of Monroeville shall be treated as employment with the Bank.

For purposes of determining eligibility in Article II and vesting in
Article V:

Section 1.44(e) Periods of employment with an Affiliate which would have constituted Service had the Participant been employed by the Employer shall be included as if such periods had been performed for the Employer; and

Section 1.44(fl Periods of employment with the Employer other than as an Employee which would have constituted Service had the Participant been employed as an Employee shall be included as if such periods had been performed as an Employee.

     Section 1.45 Spouse means the person to whom the Participant is legally married on the earlier of the Participant's date of death or Annuity Starting Date.

     Section 1.46 Total and Permanent Disability or Totally and
Permanently Disabled means the total incapacity of a Participant due to a physical or mental condition arising after his original date of employment which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is Totally and Permanently Disabled shall be made (a) on medical evidence by a licensed physician designated by the Committee, (b) on evidence that the Participant is eligible for disability benefits under any long term disability plan sponsored by the Employer but administered by an independent third party, or (c) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability. Total and Permanent Disability shall exclude disabilities arising from:

Section 1.46(a) Chronic or excessive use of intoxicants, drugs or narcotics; or

Section 1.46(b) Intentionally self-inflicted injury or intentionally self-induced sickness; or

Section 1.46(c) A proven unlawful act or enterprise on the part of the Participant; or

Section 1.46(d) Military service where the Participant is eligible to receive a government sponsored military disability pension.

     Section 1.47 Trust Agreement means the agreement entered into between the Employer and the Trustee pursuant to Article VII.

     Section 1.48 Trustee means the banking corporation designated in the Trust Agreement to hold in trust the assets of the Plan, and shall include any successor Trustee to the Trustee initially designated thereunder.

     Section 1.49 Year of Service means, for any Employee, a twelve (12) consecutive month period (as stated in Section 1.44) during which such Employee completed one thousand (1,000) or more Hours of Service as an Employee.

                              ARTICLE II
                    ELIGIBILITY AND PARTICIPATION

     Section 2.01 Eligibility - Each Employee who was a Participant on December 31, 1988, subject to the provisions hereinafter contained, shall remain a Participant as of January 1, 1989.

An Employee who is not a Participant shall become a Participant on the earlier of:

Section 2.01(a) the first Participation Date which coincides with or immediately follows the date the Employee became an Employee for Employees who are anticipated to earn at least one thousand (1,000) Hours of Service during any twelve (12) consecutive month period of employment; or

Section 2.01(b) the first Participation Date which coincides with or immediately precedes his completion of one thousand (1,000) Hours of Service during his first twelve (12) consecutive months of employment and/or any Plan Year;

     Notwithstanding the foregoing, an Employee who does not have at least one (1) Hour of Service on or after January 1, 1988 shall not become a Participant if such Employee's Attained Age on his original date of employment was more than sixty (60).

     Section 2.02 Participation - Each person who becomes a Participant shall remain a Participant so long as he remains an Employee.

     Section 2.03 Re-employment Before Annuity Starting Date - In the event an Employee ceases to be an Employee due to his termination of employment after he has satisfied the requirements of Section 2.01 but before he becomes a Participant and such person is reemployed as an Employee, such re-employed Employee shall become a Participant on the first Participation Date immediately following the day he again performs an Hour of Service as an Employee after his re-employment date.

     In the event an Employee ceases to be a Participant due to his termination of employment and is later re-employed, he shall once again become a Participant on his reemployment date.

     Section 2.04 Re-employment After Annuity Starting Date - If a Participant is reemployed as an Employee after his Annuity Starting Date, his Monthly Retirement Income benefit shall be discontinued. The Participant's rights to future benefits under the Plan shall be subject to redetermination upon any subsequent termination of employment or retirement under the Plan in accordance with the Plan provisions then in effect and by including any Credited Service or increased Average Monthly Earnings earned by or in effect for such Participant as of his subsequent termination of employment.

     In the case of a Participant whose most recent Annuity Starting Date occurred prior to his Normal Retirement Age and who is re-employed as an Employee, at such Participant's subsequent termination of employment such Participant shall have a separate Annuity Starting Date for any additional benefits earned under the Plan after such Participant's previous Annuity Starting Date which occurred prior to such Participant's re-employment as an Employee.

     Any benefits thereafter payable shall be reduced on an Actuarial Equivalent basis to reflect the value of the Monthly Retirement Income benefits received by the Participant in the period during which he was in receipt of a Monthly Retirement Income benefit. Notwithstanding the preceding, the Monthly Retirement Income benefit thereafter payable shall not be less than the Monthly Retirement Income benefit payable immediately before his latest re-employment plus the Actuarial Equivalent of any Monthly Retirement Income benefit suspended while the Participant is not employed in such service as is described in Department of Labor Regulations
Section 2530.203-3(c)(1).

    ARTICLE III
RETIREMENT BENEFIT'S

     Section 3.01 Normal Retirement Benefit - Upon retirement at his
Normal Retirement Date, a Participant who has at least one (1) Hour of Service on or after January 1, 1989 shall receive a Monthly Retirement Income benefit as described below which shall commence as of such Normal Retirement Date and shall be paid in accordance with Article IV. The amount of such Monthly Retirement Income benefit for such Participant shall be the largest of Section 3.01(a), Section 3.01(b) or Section 3.01(c) where:

Section 3.01(a) is the product of Section 3.01(a)(i) and Section
3.01(a)(ii) following:

(i) one and forty-five one hundredths percent (1.45%) of the Participant's Average Monthly Earnings.

(ii) the Participant's number of years of Credited Service.

Section 3.01(b) is, for any Employee who was a Participant in the Plan in any Plan Year beginning on or before the Adoption Date and who is a Highly Compensated Employee (as defined in Section 1.29(a)(1) or 1.29(a)(2)) for any such Plan Year, his Accrued Benefit as of the later of December 31, 1988 or the last day of the Plan Year preceding the Plan Year in which such Participant first becomes such a Highly Compensated Employee, determined under the provisions of the Plan as in effect on December 31, 1988, except that in determining such Participant's Accrued Benefit, Earnings and Average Monthly Earnings shall be as determined under Sections 1.33 and 1.09 hereunder.

Section 3.01(c) is, for any Employee who was a Participant in the Plan in any Plan Year beginning on or before the Adoption Date and who is not such a Highly Compensated Employee (as described in Section 3.01(b)), his Accrued Benefit as of the earlier of the Adoption Date or his termination of employment, determined under the provisions of the Plan as in effect on December 31, 1988, except that in determining such Participant's Accrued Benefit, Earnings and Average Monthly Earnings shall be determined under Sections 1.33 and 1.09 hereunder.

     Notwithstanding the foregoing, no Participant's Monthly Retirement Income benefit shall be less than the amount of any Monthly Retirement Income benefit payable under the basic form which the Participant could have received if he had retired pursuant to Section 3.03 at any time after being eligible to so retire but prior to his Normal Retirement Date and had received immediate commencement of benefits.

     Former Participants who do not have at least one (1) Hour of Service on or after January 1, 1989 shall have their Monthly Retirement Income benefit payable at their Normal Retirement Date, if any, determined under the provisions of the Plan as in effect on the date of such former Participant's termination of employment.

     Section 3.02 Delayed Retirement Benefit - Upon retirement at his Delayed Retirement Date, a Participant who has at least one (1) Hour of Service on or after January 1, 1988 shall receive a Monthly Retirement Income benefit as described below which shall commence on the date of such Delayed Retirement and shall be paid in accordance with Article IV. The amount of such Monthly Retirement Income benefit for such Participant shall be the greater of Section 3.02(a) and Section 3.02(b) where:

Section 3.02(a) is a Monthly Retirement Income benefit determined in the same manner as for retirement at his Normal Retirement Date with Credited Service and Average Monthly Earnings computed as of his Delayed Retirement Date.

Section 3.02(b) is a Monthly Retirement Income benefit determined in the same manner as for retirement at his Normal Retirement Date with Credited Service and Average Monthly Earnings computed as of his Normal Retirement Date, and the amount of Monthly Retirement Income benefit so determined shall be increased so that such Monthly Retirement Income benefit shall be the Actuarial Equivalent, as of his Delayed Retirement Date, of the Monthly Retirement Income benefit that would have been payable had he retired on his Normal Retirement Date.

     Former Participants who do not have at least one (1) Hour of Service on or after January 1, 1988 shall have their Monthly Retirement Income benefit payable at their Delayed Retirement Date, if any, determined under the provisions of the Plan as in effect on the date of such former Participant's termination of employment.

     Section 3.03 Early Retirement Benefit - Upon retirement at his Early Retirement Date, a Participant shall receive a Monthly Retirement Income benefit which shall commence on his Normal Retirement Date and shall be paid in accordance with Article IV. The amount of such Monthly Retirement Income benefit shall be determined as the Participant's Accrued Benefit as of his Early Retirement Date under the provisions of the Plan in effect on such Participant's date of termination of employment.

     Notwithstanding anything contained herein to the contrary, a Participant who retires at an Early Retirement Date shall have the right to elect, in writing, to receive his Monthly Retirement Income benefit commencing as of his Early Retirement Date. If the Participant makes the election to receive his Monthly Retirement Income benefit as of his Early Retirement Date, the amount of Monthly Retirement Income benefit payable at such Early Retirement Date shall be based on the Participant's Accrued Benefit as of his Early Retirement Date under the provisions of the Plan in effect on his date of termination of employment reduced by one one hundred eightieth (1/180) for each of the first sixty (60) months by which the Participant's Annuity Starting Date precedes his Normal Retirement Date.

     If the Participant does not make the election to receive his Monthly Retirement Income benefit commencing as of his Early Retirement Date, he shall have the right, at any time subsequent to his Early Retirement Date but prior to his Normal Retirement Date, to request, in writing, that the Annuity Starting Date be at some earlier date. If the Participant makes such an election, the amount of Monthly Retirement Income benefit payable at such Annuity Starting Date shall be the Participant's Accrued Benefit as of his Early Retirement Date under the provisions of the Plan in effect on his date of termination of employment and the fractional reduction hereinbefore provided shall only apply to the number of months by which the Annuity Starting Date precedes his Normal Retirement Date.

     Section 3.04 Disability Retirement Benefit - When a Participant whose Attained Age is at least fifty (50) and who has been credited with fifteen
(15) or more Years of Service shall be determined to be Totally and Permanently Disabled, the Committee shall certify such fact to the Trustee and such Totally and Permanently Disabled Participant shall be entitled to receive Monthly Retirement Income benefit payments as hereinafter provided. The timing and amount of such payments shall be determined as follows:

Section 3.04(a) Commencing on his Normal Retirement Date a Totally and Permanently Disabled Participant shall be entitled to receive a Monthly Retirement Income benefit equal to his vested Accrued Benefit as of his Disability Retirement Date based on his Service, Credited Service and Average Monthly Earnings as of the date he becomes Totally and Permanently Disabled and the provisions of the Plan in effect on such date. Notwithstanding the preceding, upon becoming Totally and Permanently Disabled or at any time thereafter, a Totally and Permanently Disabled Participant may elect to receive - immediate commencement of Monthly Retirement Income benefit payments hereunder. If such Totally and Permanently Disabled Participant elects, upon becoming Totally and Permanently Disabled or at any time after becoming Totally and Permanently Disabled, to receive immediate commencement of Monthly Retirement Income benefit payments hereunder, such Totally and Permanently Disabled Participant shall be entitled to a reduced Monthly Retirement Income benefit commencing on the first day of the month coincident with or immediately following said election which shall be equal to his Accrued Benefit as of his Annuity Starting Date under the provisions of the Plan in effect on his

Annuity Starting Date, reduced by one one hundred eightieth (1/180) for each of the first sixty (60) months, one three hundred sixtieth (1/360) for each of the next sixty (60) months, and on an Actuarial Equivalent basis thereafter for each additional month by which his Annuity Starting Date precedes his Normal Retirement Date.

Section 3.04(b) If the Totally and Permanently Disabled Participant recovers prior to his Normal Retirement Date, his Monthly Retirement Income benefit payments, if any, shall be immediately discontinued. If he returns to the employ of the Employer within a reasonable period of time (as determined conclusively by the Committee under uniform standards consistently applied), he shall on actual return again become an active Participant. If he does not return to the Employer's employ within a reasonable period of time, he shall be deemed terminated as of his date of recovery, and the benefits, if any, to which he is entitled shall be calculated pursuant to Section 5.01 based on his Attained Age, Service, and Credited Service and the provisions of the Plan in effect as of such date of recovery. In either event, the benefits, if any, which are eventually payable shall be reduced by the Actuarial Equivalent of the Monthly Retirement Income benefit payments actually received hereunder.

           ARTICLE IV
RETIREMENT BENEFIT'S PAYMENT FORMS

     Section 4.01 Basic Form of Payment - The basic form of payment (to which the applicable formula indicated in Section 3.01 applies) shall be a Monthly Retirement Income benefit commencing on the date as specified in
Section 3.01, 3.02, 3.03 or 3.04 and shall be paid to the Participant on the first day of each month thereafter during his lifetime only.

     Section 4.02 Automatic Payment Forms - A Participant who is not married on his Annuity Starting Date shall receive his vested Accrued Benefit in the form of a Single Life Annuity (as described in Section 4.03(a)). A Participant who is married on his Annuity Starting Date shall receive his vested Accrued Benefit in the form of an immediate Joint and fifty percent (50%) Survivor Annuity with his Spouse who survives him designated as his survivor annuitant. The Joint and fifty percent (50%) Survivor Annuity shall be the Actuarial Equivalent of the basic form of payment described in Section 4.01. If the Participant's Spouse dies after the Annuity Starting Date, no alternative Beneficiary can be named. If the Participant's Spouse is not living at the death of the Participant after the Annuity Starting Date, no further benefits shall be payable on behalf of the Participant.

     No less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, each Participant and his Spouse (if any) shall be given a written notice to the effect that benefits thereafter payable will be payable in the applicable automatic payment form described above unless the Participant, with the consent of his Spouse, elects to the contrary in a ninety (90) day period which ends on the Annuity Starting Date. The notice shall describe, in a manner intended to be understood by the Participant and his Spouse (if any), the terms and conditions of the applicable automatic payment form described above and shall include a general explanation of the financial effect of an election or absence of an election to waive the automatic payment form. In the event a Participant or his Spouse (if any) requests additional information, as permitted under the terms of the notice, commencement of benefits for any purpose hereunder shall not begin until at least ninety (90) days following the Participant's receipt of such additional information.

     A married Participant must obtain the written consent of his Spouse to any form of payment other than that described above in the ninety (90) day period which ends on the Annuity Starting Date. Such consent shall be irrevocable once given and shall be witnessed by a representative of the Committee or a notary public. The Committee may accept an election other than that provided hereunder without the consent of the Spouse if there is no Spouse, the Spouse cannot be located, or such other circumstances as may be prescribed by regulations.

     Section 4.03 Optional Payment Forms - Pursuant to the provisions hereinbefore provided in this Article IV, each Participant, with the consent of his Spouse (if any), shall have the right to elect to have his Monthly Retirement Income benefit paid under any one of the options hereinafter set forth in this Section 4.03 in lieu of the applicable automatic payment form otherwise provided for in Section 4.02. The amount of Monthly Retirement Income benefit under any optional payment form shall be the Actuarial Equivalent of the Monthly Retirement Income benefit that otherwise would have been payable to him under the basic form as described in Section 4.01.

     A Participant who desires to have his Monthly Retirement Income benefit paid under one of the optional payment forms provided in this
Section 4.03 shall make such an election by written request to the Committee on forms provided by the Committee. An election by a Participant to receive his Monthly Retirement Income benefit under any of the optional methods of payment as provided in this Section 4.03 and the spousal consent to such optional form of payment may be revoked by such Participant in writing to the Committee at any time prior to the Annuity Starting Date. After the Annuity Starting Date, no future elections or revocations of an optional form will be permitted under any circumstances.

     In the event a Participant who has met the eligibility requirements for disability, early, normal or delayed retirement should die after making an election hereunder and after his actual termination of employment but prior to his Annuity Starting Date any benefits payable under the Plan will be as provided under Article VI.

Section 4.03(a) Single Life Annuity (Basic Form) - A Participant may elect to receive his Monthly Retirement Income benefit payable for his life only. Upon the death of the Participant, no further payments are made.

Section 4.03(b) Single Life Annuity with Guaranteed Payments - A
Participant may elect to receive a reduced amount per month of Monthly Retirement Income benefit during his lifetime, and in the event of his death after his Annuity Starting Date but before the passage of a guaranteed number of Monthly Retirement Income benefit payments (as elected by the Participant to be either sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty
(240)), such reduced amount per month of Monthly Retirement Income benefit shall be continued to his Beneficiary (or Contingent Beneficiary, if applicable) until the remainder of the guaranteed payments have been paid.

Section 4.03(c) Joint and Survivor Annuity - A Participant may elect to receive a reduced amount per month of Monthly Retirement Income benefit during his lifetime and have such reduced amount per month of Monthly Retirement Income benefit (or fifty percent (50%) or seventy-five percent (75%) as elected by the Participant) continue after his death to his designated Beneficiary, during the lifetime of the Beneficiary. If the designated Beneficiary is not living on the Annuity Starting Date, the election of this option shall be void and Monthly Retirement Income benefits shall be paid as if no prior election of this option had been made. If the designated Beneficiary dies after the Annuity Starting Date, no alternative Beneficiary can be named. If the designated Beneficiary is not living at the death of the Participant after the Annuity Starting Date, no additional benefits shall be payable on behalf of the Participant.

Section 4-03(d) Installment Option - A Participant may elect to receive his Monthly Retirement Income benefit for a guaranteed number of months (of either sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240)) but with no lifetime guarantee. If the Participant dies after his Annuity Starting Date but before the guaranteed number of Monthly Retirement Income benefit payments have been made, the remainder of the guaranteed Monthly
Retirement Income benefit payments shall be continued to the Participant's designated Beneficiary or Contingent Beneficiary until the remainder of the guaranteed payments have been made. When the number of guaranteed payments have been made, no further payments are made. The amount of monthly payment under this option shall be based on the Actuarial Value of a Participant's Monthly Retirement Income benefit. For purposes of determining the Actuarial Value of a Participant's Monthly Retirement Income benefit, the Plan may not use an interest rate greater than the interest rate or rates used by the Pension Benefit Guaranty Corporation to value lump sums for plans terminating as of the first day of the Plan Year that contains the Annuity Starting Date.

     Notwithstanding the foregoing, a Participant shall not elect an optional form of payment and designate a Beneficiary who is not the Spouse of such Participant, if the option elected would violate the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations or provides an Actuarial Value of payments expected to be made to the Participant which is fifty percent (demo) or less of the Actuarial Value of the total payments expected to be made to the Participant and his Beneficiary.

     Section 4.04 Small Lump Sum Payments - Notwithstanding any other provisions of this Plan, if the Actuarial Value of a retiring Participant's Monthly Retirement Income benefit is equal to or less than three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of Treasury), the Committee shall direct that the Actuarial Value of the Participant's Monthly Retirement Income benefit be paid in a lump sum to such retiring Participant. For purposes of determining the Actuarial Value of the benefit payable hereunder, the Plan may not use an interest rate greater than the interest rate or rates used by the Pension Benefit Guaranty Corporation to value lump sums for plans terminating as of the first day of the Plan Year that contains the Annuity Starting Date. No other benefits of any type shall be payable to such former Participant or to his Spouse or Beneficiaries.

     If such retiring Participant is subsequently re-employed and again becomes a Participant of this Plan, his Credited Service for purposes of determining benefit accruals hereunder shall not include any periods of employment prior to his re-employment date unless (a) the amount of such payment is repaid to the Fund, plus interest at the annual rate described in IRC Section

411(c)(2)(C) for the period which begins on the date of payment and ends on the date of repayment, (b) such repayment is made prior to the earlier of
(i) five (5) years after the first day on which the Participant is subsequently re-employed by the Employer, or (ii) the close of the first period of five (5) consecutive One (1) Year Breaks in Service commencing after the distribution, and (c) the distribution is made no later than the close of the second (2nd) Plan Year following the Plan Year in which the termination occurs. If such amount (plus interest) is repaid, the Participant's Credited Service for determining benefit accruals shall be based on all periods of employment subject to any restriction in Section 1.16.

     In the event a Participant who has received a distribution under this
Section 4.04 is reemployed and such distribution was not made by the end of the second (2nd) Plan Year following the Plan Year in which the termination of employment occurred, such prior Credited Service for determining benefit accruals shall be included under the Plan with such result reduced by the Accrued Benefit attributable to such prior distribution.

     Section 4.05 Consent Prior to Distribution from the Plan - Notwithstanding anything contained in the Plan to the contrary, the written consent of the Participant and his Spouse who may be entitled to a benefit under any provisions of the Plan, shall be required prior to any distribution of any portion of the Accrued Benefit in a payment form other than the applicable automatic payment form of Section 4.02 when the Actuarial Value of the nonforfeitable Accrued Benefit is in excess of three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of Treasury) and any such distribution is made prior to the date the Participant attains (or would have attained) his Normal Retirement Age.

     Section 4.06 No Reduction of Accrued Benefits - Notwithstanding anything contained herein to the contrary, in no event shall any amendment to the Plan decrease a Participant's Accrued Benefit or eliminate an optional form of payment for benefits accrued as of the date of any such amendment.

     Section 4.07 Direct Rollover Option - This Section 4.07 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Plan, a distributee who is not subject to any of the four (4) limitations set forth in Section 4.07(a) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Section 4.07(a) The four (4) limitations on a distributee's direct rollover rights are as follows: (1) a distributee may not elect the direct rollover option if the distributee's eligible rollover distributions during a Plan Year are reasonably expected to total less than two hundred dollars ($200),
(2) a distributee may not divide an eligible rollover distribution into two
(2) or more separate distributions to be paid in direct rollovers to two (2) or more eligible retirement plans; instead, an eligible rollover distribution that is distributed in a direct rollover may only be paid to one (1) eligible retirement plan selected by the distributee,(3) if the distributee elects to have only a portion of an eligible rollover distribution paid to an eligible retirement plan in a direct rollover, such portion must equal at least five hundred dollars ($500); if the entire amount of the eligible rollover distribution is less than five hundred dollars ($500), the distributee may not divide the distribution, and (4) a distributee shall not be eligible to elect a direct rollover of an eligible rollover distribution unless the distributee makes such election within the time period established by the Committee.

Section 4.07(b) Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance of the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary; or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Section 4.07(c) Eligible retirement plan - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Section 4.07(d) Distributee - A distributed includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

Section 4.07(e) Direct Rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributed.

                               ARTICLE V
                 BENEFITS ON TERMINATION OF EMPLOYMENT

     Section 5.01 Vesting of Benefits - All rights to all benefits under the Plan will cease upon a Participant's termination of employment with the Employer or Affiliate prior to retirement, except as otherwise provided in this Article V and in Section 6.02.

     If the employment of a Participant is terminated with the Employer or Affiliate prior to such Participant's Early, Normal or Disability Retirement Date but on or after January 1, 1986 and after he has completed at least two (2) Years of Service, he shall be entitled to receive a Monthly Retirement Income benefit commencing on his Normal Retirement Date, if he is then alive, payable in accordance with Section
5.02. The amount of Monthly Retirement Income benefit payable hereunder for such Participant shall be determined as the product of Section 5.01(a) and Section 5.01(b) following:

Section 5.01(a) The amount of the Participant's Accrued Benefit as of his termination of employment;

Section 5.01(b) A vested percentage which varies according to the Participant's number of Years of Service as of his date of termination of employment according to the following table:

 Service                             Vested Percentage

 Less than 2 years                           0%
 2 years but less than 3 years              20%
 3 years but less than 4 years              40%
 4 years but less than 5 years              60%
 5 years but less than 6 years              80%
 6 years or more                           100%

                                35

     If the employment of a Participant is terminated prior to January 1, 1986 and prior to such Participant's Early, Normal or Disability Retirement Date and after he has completed at least ten (10) Years of Service he shall be entitled to receive a Monthly Retirement Income benefit commencing on his Normal Retirement Date, if he is then alive, payable in accordance with
Section 5.02. The amount of Monthly Retirement Income benefit payable hereunder for such Participant shall be based on the Participant's Accrued Benefit as of his termination of employment.

     Notwithstanding the foregoing, in all events a Participant shall be one hundred percent (100%) vested upon the attainment of his Normal Retirement Age while in the employ of the Employer.

     Any amendments to the Plan made subsequent to the termination of employment of any Participant shall in no way affect the amount or form of Monthly Retirement Income benefit to which such Participant is entitled except as otherwise specifically provided herein.

     In the event that a Participant who is entitled to commencement of a deferred Monthly Retirement Income benefit under the provisions of this
Section 5.01 should be later re-employed as an Employee prior to his Annuity Starting Date, his rights to any such Monthly Retirement Income benefit shall thereupon be suspended, and the Participant's rights to benefits under the Plan shall be subject to redetermination at any subsequent termination of employment or retirement under the Plan, in accordance with the provisions of the Plan then in effect.

     Section 5.02 Payment of Deferred Vested Benefit - A terminated Participant who is entitled to a deferred vested normal retirement benefit in accordance with the provisions of Section 5.01, shall be entitled to receive his deferred vested benefit commencing as of his Normal Retirement Date, if he is then alive and such benefit shall be paid in accordance with
Article IV.

                                  36

     Notwithstanding the foregoing, if the Actuarial Value of a terminated Participant's vested Accrued Benefit, as calculated as of the Annuity Starting Date but based on the benefit payable at his Normal Retirement Date, is equal to or less than three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of Treasury), the Committee shall direct that the Actuarial Value of the Participant's vested Accrued Benefit, as calculated as of the Annuity Starting Date but based on the benefit payable at his Normal Retirement Date, be paid in a lump sum to such terminated Participant. The amount of Actuarial Value payable at such earlier Annuity Starting Date shall be equal to the Actuarial Equivalent of the Monthly Retirement Income benefit otherwise payable as of his Normal Retirement Date. For purposes of determining the Actuarial Value of the benefit payable hereunder, the Plan may not use an interest rate greater than the interest rate or rates used by the Pension Benefit Guaranty Corporation to value lump sums for plans terminating as of the first day of the Plan Year that contains the Annuity Starting Date. No other benefits of any type shall be payable to such former Participant or to his Spouse or Beneficiaries.

     If such terminated Participant is subsequently re-employed and again becomes a Participant of this Plan, his Credited Service for purposes of determining benefit accruals hereunder shall not include any periods of employment prior to his re-employment date unless (a) the amount of such payment is repaid to the Fund, plus interest at the annual rate described in IRC Section 411(c)(2)(C) for the period which begins on the date of payment and ends on the date of repayment, (b) such repayment is made prior to the earlier of (i) five (5) years after the first day on which the Participant is subsequently re-employed by the Employer, or (ii) the close of the first period of five (5) consecutive One (1) Year Breaks in Service commencing after the distribution, and (c) the distribution is made no later than the close of the second (2nd) Plan Year following the Plan Year in which the termination occurs. If such amount (plus interest) is repaid, the Participant's Credited Service for determining benefit accruals shall be based on all periods of employment subject to any restriction in Section 1.16.

                                  3'


     In the event a Participant who has received a distribution under this
Section 5.02 is reemployed and such distribution was not made by the end of the second (2nd) Plan Year following the Plan Year in which the termination of employment occurred, such prior Credited Service for determining benefit accruals shall be included under the Plan with such result reduced by the Accrued Benefit attributable to such prior distribution.

     A non-vested Participant shall be deemed to be paid his entire interest in the Plan upon his termination of employment and shall forfeit the non-vested portion of his Accrued Benefit as of such date. However, if such Participant is re-employed and again becomes a Participant hereunder prior to incurring five (5) consecutive one year Breaks in Service, such forfeited portion of the Accrued Benefit shall be reinstated.

     Notwithstanding the foregoing, if a Participant had earned ten (10) or more Years of Service as of his date of termination and his deferred vested normal retirement benefit is not paid in a lump sum at his termination of employment date, he may elect in writing, at anytime after reaching his Attained Age sixty (60) to commence his deferred vested normal retirement benefit payments as of a date earlier than his Normal Retirement Date.
The amount of such Participant's deferred vested normal retirement benefit shall be equal to the amount of Monthly Retirement Income benefit otherwise payable as of his Normal Retirement Date reduced by one one hundred eightieth (1/180) for each of the first sixty (60) months by which the earlier Annuity Starting Date precedes the Participant's Normal Retirement Date. Such benefit will be paid in accordance with Article IV.

                                  38

                              ARTICLE VI
                          BENEFIT'S ON DEATH

     Section 6.01 Death After Eligibility for Retirement - In the event of the death of: (a) a Participant or former Participant prior to his Annuity Starting Date but after having completed the eligibility requirements for normal, early or disability retirement, or (b) a Participant after attainment of his Normal Retirement Age but prior to his Annuity Starting Date, there shall be payable to his surviving Spouse, if any, a monthly benefit as hereinafter defined. No monthly benefit hereunder shall be payable if the deceased Participant is not survived by a Spouse. Death Benefits under this Section 6.01 shall be payable only to the extent they are not made available pursuant to Section 6.02.

The Participant's surviving Spouse shall receive a monthly benefit which shall be based on:

(i) the Participant's vested Accrued Benefit as of the Participant's date of death, and

(ii) the assumption that the Participant had retired on the day before his date of death with the automatic joint and fifty percent (50%) survivor annuity payment form of Section 4.02 in effect.

     The monthly benefit shall commence on the first day of the month coincident with or immediately following the Participant's date of death and shall be continued to the surviving Spouse on the first day of each month thereafter during the lifetime of the surviving Spouse. Upon the death of the Participant's surviving Spouse, no further benefits shall be payable hereunder.

                                  39

(iii) the Participant died on the day after the date described in (i) above.

     Such monthly benefit shall be payable for the life of the surviving Spouse and shall commence as of the first day of the month, coinciding with or next following the earliest date under the Plan on which the Participant would otherwise have been eligible to commence such benefit. Upon the death of the Participant's surviving Spouse, no further benefits shall be payable hereunder.

     Notwithstanding the preceding, if the Actuarial Value of a benefit payable to the surviving Spouse is equal to or less than three thousand five hundred dollars ($3,500), (or such other amount as may be prescribed by the Secretary of the Treasury) the Committee shall direct that such benefit be paid in a lump sum to the surviving Spouse. For purposes of determining the Actuarial Value of the benefit payable to the surviving Spouse under this paragraph, the Plan may not use an interest rate greater than the interest rate or rates used by the Pension Benefit Guaranty Corporation to value lump sums for plans terminating as of the first day of the Plan Year that contains the Annuity Starting Date. No lump sum distribution shall be made hereunder after the Annuity Starting Date unless the surviving Spouse consents in writing to such distribution.

     Section 6.03 Death After Retirement - When a Retired or Totally and Permanently Disabled Participant dies after his Annuity Starting Date, his Spouse or Beneficiary shall be entitled to any benefits due under the automatic or elected alternate form of payment of his Monthly Retirement Income benefit. Should the period of guaranteed payments be exhausted at the death of the Retired Participant (including those retired for Total and Permanent Disability), no Death Benefit shall be payable. If a Death Benefit is payable under any payment form other than that provided in this Article VI, Section 4.02 or 4.03(c) the Beneficiary may request that the Actuarial Value of the outstanding benefits be paid to him in a lump sum.

                              ARTICLE VII
                                FUNDING

     Section 7.01 Contributions by the Employer - The entire cost of benefits under the Plan shall be borne by the Employer through the Fund. The Employer intends to make its Contributions in such actuarially determined amounts as shall be sufficient to provide the benefits of the Plan and meet the minimum funding standards as required by law. Funds released through terminations of employment shall be applied to reduce the Employer's future Contributions.

     Section 7.02 Trust Fund - On behalf of all Employers, the Bank will enter into an agreement with the Trustee, "hereunder the Trustee will receive, invest and administer as a trust fund all Contributions made under this Plan in accordance with the Trust Agreement. The provisions of such Trust Agreement are incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Fund and the income thereof, the management of the Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Fund.

     The Trustee shall at all time be a banking corporation organized and doing business under the laws of the United States of America or any State therein, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. The Board of Directors may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and, upon such removal or upon the resignation of the Trustee, the Board of Directors shall designate and appoint a successor Trustee.

     The Trustee shall have such powers to purchase insurance on the lives of Participants, and hold, invest, reinvest, control, and disburse funds as at that time shall be set forth in the Trust Agreement.

     The Fund, resulting from Contributions, earnings, profits, increments and accruals thereon, may be used only for the exclusive benefit of the Participants, surviving Spouses and Beneficiaries, or the payment of the reasonable expenses of administering the Plan except as provided in Section
10.02 and in Section 13.08.

     Section 7.03 Funding Standard Account - The Bank (who shall be the plan administrator for all Employers in regard to this appointment) shall engage, on behalf of all Participants, an actuary, an insurance company or an actuarial firm which maintains on its staff at least one (1) person who is recognized by the Secretaries of Labor and Treasury as an enrolled actuary. In addition to performing actuarial valuations and providing actuarial statements as necessary for the annual reports required by the Secretary of Labor, such actuary shall maintain a funding standard account in accordance with rules and regulations as from time to time shall be set forth by the Secretary of the Treasury or his delegate. The status of such funding standard account shall be reported on an annual basis to the Employer and such governmental agencies as may be required.

     The actuary, in maintaining the funding standard account, (a) may rely upon any certification or other information relating to employee data, Fund assets, and Contribution amounts and dates made as provided or caused to be provided the actuary by the Employer, the Trustee, the independent qualified public accountant or any Fiduciary to the extent such reliance is so stated by the actuary in his certification or report; and (b) shall utilize such actuarial assumptions and methods which are individually reasonable taking into account the experience of the Plan and reasonable expectations and which, in combination, offer the actuary's best estimate of anticipated experience under the Plan.

                             ARTICLE VIII
              FIDUCIARIES AND ADMINISTRATION OF THE PLAN

     Section 8.01 General - Each Fiduciary shall discharge his duties solely in the interest of the Participants, surviving Spouses and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants, surviving Spouses and Beneficiaries, or defraying the reasonable expenses of administering the Plan. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be reimbursed by the Employer or, at the Bank's direction, from the Fund.

     A Fiduciary may delegate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the management or control of the Fund except through the employment of an investment manager as provided in Section 8.03 and in the Trust Agreement.

     Section 8.02 Bank's Responsibilities - The Bank established and maintains the Plan for the benefit of its Employees and of necessity retains control of the operation and administration of the Plan and shall be designated the Plan Administrator of the Plan within the meaning of
Section 3(16)(A) of ERISA. The Bank in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Bank, the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

     The Bank shall cause periodic actuarial valuations of the Plan to be made which will indicate the amount of Contributions necessary to maintain the Plan on an actuarially sound basis and comply with the minimum funding standards as may be required by law, such actuarial valuation to be made at least as often as required by law. The Bank shall provide the Trustee or an investment manager, if one has been employed as herein provided, with a copy of the results of each actuarial valuation or shall otherwise communicate to the Trustee or investment manager, if applicable, the short and long-range requirements of the Fund, the anticipated level of annual Contributions and any material changes thereto occurring between actuarial valuations.

     The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, (c) the actuary and (d) the accountant, if any, engaged on behalf of the Plan by the Bank, may require for the effective discharge of their respective duties.

     Section 8.03 Trustee - The Trustee, in accordance with the Trust Agreement, shall have exclusive authority and discretion to manage and control the Fund, except that the Bank (who shall be the named Fiduciary for all Employers in regard to this appointment) may in its discretion employ at any time and from time to time an investment manager (as defined in section 3(38) of ERISA) to direct the Trustee with respect to all or a designated portion of the assets comprising the Fund.

     Section 8.04 Administrative Committee - The Bank by action of its Board of Directors shall appoint a committee of one (1) or more persons to hold office during the pleasure of the Board of Directors. Such committee shall be known as the Committee. No compensation shall be paid members of the Committee from the Fund for services on such Committee. The Committee shall select a secretary, who may or may not be a Participant of the Plan or a member of the Committee, and any other officers deemed necessary, and shall adopt rules governing its procedures not inconsistent herewith. The Committee shall keep a permanent record of its meetings and actions. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee.

     The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. Meetings may be called by the chairman or any two (2) members. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

     In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it properly to carry out such duties. The Committee shall have no power in any way to modify, alter, add to or subtract from, any provisions of the Plan. The Committee shall have power and discretion to construe the Plan and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of retirement benefit or other benefits to which any Participant, surviving Spouse or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan. No decision of the Committee shall be subject to question by any person except when such decision is arbitrary and capricious. All disbursements by the Trustee, except for the ordinary expenses of administration of the Fund or the reimbursement of reasonable expenses at the direction of the Bank as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so in a uniform, equitable and nondiscriminatory basis.

     The Committee shall establish rules and procedures to be followed by Participants, surviving Spouses and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs necessary to establish age, years of Credited Service, Service and Average Monthly Earnings and any other matters required in order to establish their rights to benefits in accordance with the Plan.

     The Committee may employ such counsel, accountants, or other agents as it shall deem advisable. The Bank may pay or cause to be paid from the Trust Fund, the compensation of such counsel, accountants and other agents and any other expenses incurred by the Committee in the administration of the Plan and Trust.

     Section 8.05 Claims for Benefits - All claims for benefits under the Plan shall be submitted to the Committee who shall have the responsibility for determining the eligibility of any Participant, surviving Spouse or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant, surviving Spouse or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Committee may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms. The Committee shall provide Participants, surviving Spouses and Beneficiaries with all such forms.

     Upon receipt by the Committee of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The Committee shall approve, deny and investigate all questionable claims. In the event any claim for benefits is denied, the Participant, surviving Spouse or Beneficiary shall be notified of such decision in accordance with the provisions of Section
8.06.

     Section 8.06 Claims Procedures - The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety
(90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

Section 8.06(a) The specific reason or reasons for the denial;

Section 8.06(b) Specific references to the pertinent Plan provisions on which the denial is based;

Section 8.06(c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

Section 8.06(d) An explanation of the Plan's claim review procedures.

     If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

     In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of the denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal, the applicant or his duly authorized representative:

Section 8.06(e) may request in writing that the Committee review the denial;

Section 8.06(f) may review pertinent documents; and

Section 8.06(g) may submit issues and comments in writing.

     The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

     Section 8.07 Records - All acts and determinations of the Committee shall be duly recorded and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of the Committee. Such records and documents shall at all times be open for inspection to, and for the purpose of making copies by, any person designated by the Bank. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by (a) the Trustee, (b) the actuary and (c) the accountant, if any, engaged on behalf of the Plan by the Bank, for the effective discharge of their respective duties.

     Section 8.08 Missing Persons - The Committee shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest or benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the Trustee for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable). Provided, however, that if a person subsequently makes a valid claim with respect to such suspended benefits, his right to benefits shall be reinstated.

                              ARTICLE IX
   MAXIMUM BENEFITS AND REQUIRED DISTRIBUTION OF BENEFITS

     Section 9.01 Maximum Retirement Benefit - Anything herein to the contrary notwithstanding, effective for Plan Years commencing on and after January 1, 1987, the following provisions shall be applicable:

Section 9.01(a) The Monthly Retirement Income benefit payable in the form of a single life annuity from the Plan on behalf of a Participant when combined with any benefits from another qualified Defined Benefit Plan maintained by the Employer or Affiliate, shall not exceed the amount as provided in the following paragraphs of this
Section 9.01, as may be modified by Section 9.02. If the basic form of payment determined pursuant to Section 4.01 is other than a single life annuity or a qualified joint and survivor annuity, the amount so determined hereunder shall be reduced on an Actuarial Equivalent basis to reflect such other payment form with the exception that the interest assumption shall be five percent (my).

     If a Participant has completed ten (10) or more years of Plan participation, the maximum Monthly Retirement Income benefit payable in accordance with this Section 9.01 shall be the smaller of Section 9.01(a)(i) and Section 9.01(a)(ii) where:

Section 9.01(a)(i) is seven thousand five hundred dollars ($7,500). Such amount shall be automatically increased as permitted by Treasury Department regulations to reflect cost-of-living adjustments as of January 1 of each calendar year. Such amount shall be the maximum monthly amount pursuant to this Section 9.01(a)(i) for that calendar year and shall apply to the Limitation Year ending with or within that calendar year. As a result of such cost-of-living adjustment, a benefit which had been limited by the provisions of this Section in a previous Plan Year may be increased with respect to future payments to the lesser of the adjusted dollar limitation amount or the amount of benefit which would have been payable under this Plan without regard to the provisions of this Section 9.01.

Section 9.01(a)(ii) is the average monthly compensation the Participant received from the Employer during the three (3) consecutive calendar years which would produce the highest such average. For purposes of this Section 9.01(a)(ii), "compensation" shall mean a Participant's wages, as defined in Code Section 3401(a), and all other payments of compensation to a Participant by his Employer or Affiliate (in the course of the Employer's or Affiliate's trade or business) for which the Employer or Affiliate is required to furnish the Participant a written statement under Code Sections 6401(d), 6051(a)(3) and 6052 (Form W-2 or substitute). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

Compensation for any Limitation Year is the compensation actually paid or includable in gross income during the year.

Section 9.01(b) If the payment of a benefit begins before a Participant attains Social Security Retirement Age, the amount set forth in Section 9.01(a) shall be reduced to the Actuarial Equivalent of the maximum benefit [determined pursuant to Section 9.01(a)(i)].

     The adjustments provided for in this subparagraph shall be made in a manner consistent with the reduction for old age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act until age sixty-two (62) is reached.

     For the purpose of adjusting the age sixty-two (62) limitation under this Section 9.01(b), the limitation at any age before age sixty-two (62) shall be the Actuarial Equivalent of such limitation determined using a five percent (my) interest rate.

Section 9.01(c) If any benefit commences under this Plan after the Participant attains his Social Security Retirement Age, the determination as to whether the dollar limitation referred to in
Section 9.01(a)(i) has been satisfied shall be made by adjusting said dollar limitation on an Actuarial Equivalent basis with the exception that the interest assumption shall in no event be greater than five percent (5%).

Section 9.01(d) Notwithstanding the preceding provisions of this
Section 9.01, the benefits payable with respect to a Participant under this Plan shall be deemed not to exceed the limitations of this
Section 9.01 if:

(i) the Monthly Retirement Income benefits payable with respect to such Participant under this Plan and under all other "qualified" Defined Benefit Plans to which the Employer contributes do not exceed ten thousand dollars ($10,000) for the applicable Plan Year and for any prior Plan Year, and

(ii) the Employer has not at any time maintained a "qualified" Defined Contribution Plan in which the Participant participated.

Section 9.01(e) If a Participant has completed less than ten (10) years of participation, the maximum Monthly Retirement Income benefit payable in accordance with Section 9.01(a)(i) shall be the amount determined under Section 9.01(a)(i) multiplied by a fraction the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is ten (10). The provisions of the preceding sentence shall also apply to the limitation in Section 9.01(a)(ii) and the ten thousand dollar ($10,000) limit noted in Section 9.01(d) except that it shall be applied with respect to years of Service rather than years of participation in the Plan. However, in no event shall this Section 9.01(e) reduce the limits noted in Section 9.01(a) and Section 9.01(d) to an amount less than one-tenth (1/lOth)of such limit without the application of this Section 9.01(e).

Section 9.01(f) In the event a Participant is covered by one or more Defined Benefit Plans maintained by the Employer, all such plans shall be aggregated in determining whether the maximum benefit limitations hereunder have been met. Further, the maximum Monthly Retirement Income benefit as noted above may be decreased as determined necessary by the Employer to ensure that all plans will remain qualified under the IRC. Any such adjustment by the Employer shall be communicated in writing to the Committee and the actuary employed on behalf of the Plan.

Section 9.01(g) If (i) an Employee is a Participant in this Plan as of the first day of the first Plan Year commencing on or after January 1, 1987,
(ii) the Plan was in existence on May 6, 1986, and (iii) the requirements of IRC Section 415 have been met for all Plan Years, then to the extent such Participant's "current accrued benefit" exceeds the limitations otherwise provided in this Section 9.01, then for purposes of this Section
9.01 and the following Section 9.02, the limitations determined pursuant to
Section 9.01(a)(i) for said Participant shall be equal to his "current accrued benefit".

     For purposes of this Section 9.01(g), "current accrued benefit" means a Participant's Accrued Benefit as of the last day of the Plan Year prior to the Plan Year to which this Section 9.01 applies, when expressed as an annual benefit within the meaning of IRC Section 415(b)(2), and shall exclude any change in the terms and conditions of the Plan or any cost-of-living adjustments occurring on and after May 5, 1986.

     Section 9.02 Multiple Plan Participation - If an Employee is a Participant in one or more Defined Benefit Plans and one or more Defined Contribution Plans maintained by the Employer, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 during any Limitation Year.

     The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in Section 2004 of ERISA shall be complied with by a reduction (if necessary) in the Participant's benefits under the Defined Benefit Plan before a reduction of any such Defined Contribution Plan.

     For purposes of maximum Annual Additions to Defined Contribution Plans and maximum annual benefits payable from Defined Benefit Plans, all Defined Contribution Plans and all Defined Benefit Plans respectively, whether or not terminated, shall be combined and treated as one plan.

     For purposes of this Section 9.02, the term, "Defined Benefit Plan Fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plan) determined as of the close of the Limitation Year and the denominator of which is the lesser of:

Section 9.02(a) the product of 1.25 multiplied by the dollar limitation in effect in Section 9.01(a)(i) for such Limitation Year; or

Section 9.02(b) the product of 1.4 multiplied by the amount which may be taken into account in Section 9.01(a)(ii) with respect to each individual under the Plan for such Limitation Year.

     The term "Defined Contribution Plan Fraction" shall mean a fraction the numerator of which is the sum of all of the Annual Additions to the Participant's individual account under the plan as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Employer:

Section 9.02(c) the product of 1.25 multiplied by the dollar limitation in effect pursuant to IRC Section 415(c)(1)(A) for such year determined without regard to IRC Section 415(c)(6); or

Section 9.02(d) the product of 1.4 multiplied by an amount determined pursuant to IRC Section 415(e)(1)(B) with respect to each individual under the Plan for such Limitation Year.

Section 9 03 Required Distribution of Benefits - Unless the Participant otherwise elects under the provisions of the Plan, any payment of benefits to the Participant shall begin not later than sixty (60) days after the close of the Plan Year in which occurs the latest of:

 Section 9.03(a) the date on which the Participant attains his Normal Retirement Age;

Section 9-03(b) the tenth (1Oth) anniversary of the date the Employee becomes a Participant; and

Section 9.03(c) the date the Participant terminates his service with the Employer.

     Notwithstanding anything contained herein to the contrary, the Plan shall begin to distribute the entire vested Accrued Benefit of each Participant not later than a date prescribed in paragraph (d) below with such payment(s) being made at least as rapidly as that described in paragraph (e) below.

Section 9.03(d) In all events, benefits shall commence by the April 1 following the calendar year in which a Participant attains age seventy and one-half (70 1/2). Notwithstanding the foregoing, Participants who have never been five percent (5%) owners as defined in IRC Section 401(a)(9) and reached age seventy and one-half (70 1/2) before January 1, 1988 may elect to defer benefit commencement under the Plan until the April 1 which follows the calendar year in which such Participants retire from the employ of the Employer.

Section 9.03(e) The payment of benefits hereunder shall be made in accordance with IRC Section 401(a)(9) and the regulations issued thereunder, inclusive of the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations:

(i) over the life of such Employee or over the lives of such Employee and his Beneficiary, or

(ii) over a period not extending beyond the life expectancy of such Employee or the life expectancies of such Employee and his Beneficiary.

     Further, except as provided in paragraph (e) following, if an Employee dies before the distribution of the Employee's interest begins pursuant to paragraph (d) above, the entire interest of the Employee shall be distributed within five (S) years after the death of such Employee.

Section 9.03(f) The immediately preceding sentence shall not be applicable provided:

(i) any portion of the Employee's interest is payable to (or for the benefit of) a designated Beneficiary;

(ii) such portion will be distributed (in accordance with regulations) over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary);

(iii) such distributions begin not later than one (1) year after the date of the Employee's death or such later date as the Secretary of the Treasury may by regulation prescribe; or

(iv) the designated Beneficiary is the Spouse of the Employee and distributions commence on or before the date on which the Employee would have attained age seventy and one-half (70 1/2).

     If the Spouse dies before the distribution to such Spouse, this paragraph (f) shall be applied as if the Spouse were the Employee.

Section 9.03(~ If distributions have begun and if the Participant dies before his entire interest has been paid to him, then the remainder of the interest will be distributed to his Beneficiary at least as rapidly as it would have been distributed to the Participant, under the method of distribution in effect as of the date of the Participant's death.

Section 9.03(h) For purposes of this Section, the life expectancy of an Employee and the Employee's Spouse (other than in the case of a life annuity) will not be redetermined unless the Employee or the Employee's Spouse (as the case may be) elects no later than the date benefit commencement is required under IRC Section 401(a)(9) to have his (or her) life expectancy re-determined (but not more frequently than annually).

Section 9.03(i) Under regulations prescribed by the Secretary of Treasury for purposes of this Section, any amount paid to a child of the Participant shall be treated as if it had been paid to the Spouse if such amount will become payable to the Spouse upon such child reaching majority (or other designated event permitted by regulation).

               ARTICLE X
AMENDMENT AND TERMINATION OF THE PLAN

     Section 10.01 Amendment of the Plan - The Bank shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which at the time of any such modification, alteration or amendment shall have accrued for any Participant, surviving Spouse or Beneficiary hereunder shall not be adversely affected thereby; and provided, further, that no such amendment shall have the effect of revesting in the Employer any part of the principal or income of the Fund except as provided in Section 13.08; and provided, further, that no such amendment shall have the effect of reducing the nonforfeitable percentage of benefits accrued to any Participant unless any such Participant who has completed at least three (3) Years of Service with the Employer, may elect during the period (which begins no later than the date such amendment is adopted and ends no earlier than the later of (i) the date which is sixty (60) days after the date the amendment is adopted, or (ii) the date which is sixty (60) days after the date the amendment becomes effective, or
(iii) the date which is sixty (60) days after the date the Participant is issued written notice of the amendment by the Committee) to have the nonforfeitable percentage of his Accrued Benefit derived from employer contributions determined without regard to such amendment.

     Section 10.02 Termination of the Plan - The Employer expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and each Employer reserves the right at any time by action of its Board of Directors to terminate the Plan as applicable to itself. If the Employer terminates or partially terminates the Plan, or it is otherwise terminated or partially terminated, the rights of the Participants affected thereby to benefits then accrued shall be nonforfeitable and the Trustee shall continue to administer the Fund as instructed by the Committee in accordance with the provisions hereof, and the expenses of the Trustee shall be paid out of the assets then remaining in the Fund. Notwithstanding the above, no Participant shall have any recourse toward the satisfaction of his Accrued Benefit from other than assets of the Plan or the Pension Benefit Guaranty Corporation (PBGC) if there shall be a PBGC liability present.

     In the event of termination of the Plan as provided in this Article X, the Committee shall determine the equitable share of the Fund with respect to any Employer for whom the Plan has terminated. The administration of that portion of the Fund applicable to any Employer for which the Plan has not been terminated shall be unaffected and any references hereinafter contained in this Article X to the Fund shall refer only to that portion applicable to the Employer for whom the Plan has terminated. Reasonable expenses incurred by the Committee in the termination of the Plan shall be payable from the Fund unless paid directly by such Employer.

     The Committee shall allocate and administer the Fund to provide benefits for the Participants on the date of termination and any surviving Spouses or Beneficiaries then receiving benefits in accordance with Article
IV. Such allocation of the Fund shall be made in the order of precedence indicated and in the amounts indicated in Section 4044 of ERISA according to principles set forth in said Section and such other portions of said Act as it incorporates by reference. For the purpose of making such allocation, any regulations issued pursuant to that Section shall be deemed part of such Section.

     The allocation of that portion of the Fund computed above shall be based on the method of payment of Monthly Retirement Income benefits or Death Benefits as specified in the Plan. In the event that Fund assets on or after the date of termination are insufficient to fund all benefits within any class, the benefits of all higher order of precedence shall be funded, the benefits of all lower order of precedence shall be unfunded, and the assets remaining shall be allocated among members of that class on the basis of their respective actuarial reserves, subject to the provisions of Section 4044 of ERISA.

     In the event of failure of an Employer upon termination of its participation in this Plan to pay or to reimburse the Trustee, the actuary, accountant or attorney for the outstanding charges or expenses incurred hereunder, the Trustee is empowered to satisfy such claims by lien upon that portion of the Fund attributable to that Employer, prior to making any allocation to Participants, vested terminated Participants, retired Participants, Totally and Permanently Disabled Participants, surviving Spouses and Beneficiaries of the Plan in accordance with this Article X.

     The application of the Fund on the foregoing basis shall be calculated by the actuary and certified to the Trustee by the Committee as of the date on which the Plan terminated. Subject to the restrictions of ERISA when the calculations shall be completed, the interest of each Participant, vested terminated Participant, Retired Participant, Totally and Permanently Disabled Participant, surviving Spouse and Beneficiary shall continue to be held in the Fund pursuant to the terms of this Article X, or, at the direction of the Committee, the appropriate portion of the Fund shall be liquidated and each of their interests distributed to them in the form of annuity contracts; provided, however, that any funds remaining after the satisfaction of all liabilities to such Participants, vested terminated Participants, Retired Participants, Totally and Permanently Disabled Participants, surviving
Spouses and Beneficiaries under this Plan due to erroneous actuarial computation or assumptions shall be returned to the appropriate Employer. In the event of Plan termination, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

     Section 10.03 Twenty-five (25) Highest Paid Limitation - In the event that the Plan is terminated or a lump sum distribution is made to a Participant who is one of the Twenty- five (25) Highest Paid Employees at any time before the Expiration Date, the following rules under Sections 10.03(a),
(b), (c), (d) and (e) shall apply prior to January 1, 1994:

Section 10.03(a) Upon the occurrence of either of the above conditions, the Basic Benefit and any Additional Benefit which may be provided from Contributions by the Employer for any of its Twenty-five (25) Highest Paid Employees shall not be greater than the amount of benefits which can be provided by the larger of the following amounts prior to the satisfaction of all Plan liabilities relating to other Plan
Participants to whom this Section 10.03 does not apply:

(i) Twenty thousand dollars ($20,000).

(ii) An amount equal to twenty percent (20%) of the first fifty thousand dollars ($50,000) of the Employee's average annual compensation for the preceding five (5) years multiplied by the number of years since the Revision Date, as hereinafter defined.

(iii) With respect to a Substantial Owner, the dollar amount which equals the Actuarial Equivalent of the benefit guaranteed for such affected Participant under Section 4022 of ERISA, or if the Plan has not terminated, the Actuarial Equivalent of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation (PBGC).

     With respect to Participants other than Substantial Owners, the dollar amount which equals the Actuarial Equivalent of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the date the Plan terminates or on the date benefits are distributed, as if the Plan terminated, whichever is earlier and determined in accordance with PBGC regulations) without regard to any other limitation in Section 4022 of ERISA.

Section 10.03(b) The provisions of Section 10.03(a) shall not restrict the current payment of full retirement benefits called for by the Plan for any retired Employee while the Plan is in full effect. In the event that any funds are realized by operation of the restrictions set forth in Section 10.03(a), they shall be used to reduce subsequent Contributions by the Employer or if the Employer has ceased its Contributions, they shall be used for the benefit of Employees other than those restricted by Section 10.03(a), on a basis which shall not result in substantial discrimination in favor of the more highly-compensated Employees, but subject to any reversion of assets on Plan termination pursuant to Section 10.02.

Section 10.03(c) For purposes of this Section 10.03, the following definitions shall apply:

(i) Additional Benefits - the benefits provided by the Plan which are over and above those which would have been provided by the provisions of the Plan in effect prior to the applicable Revision Date had the Plan been continued without changes;

(ii) Basic Benefit - the benefit initially provided by the Plan less any Additional Benefits;

(iii) Expiration Date - the tenth (1Oth) anniversary of any Revision
Date;

(iv) Revision Date - the effective date of adoption of the Plan by the Employer or the effective date of any amendment to the Plan which increases the benefits;

(v) Substantial Owner - a Participant defined in Section 4022(b)(5) of
ERISA; and

(vi) Twenty-five (25) Highest Paid Employees - the twenty-five (25) highest paid Employees of the Employer as of the applicable Revision Date, excluding, however, any Employee whose anticipated annual benefits are not expected to exceed fifteen hundred dollars ($1,500).

Section 10.03(d) If, during the first ten (10) years after a Revision Date, any benefit is to be distributed to a Participant to whom this
Section 10.03 is applicable in a lump sum (the amount of which represents the lump sum Actuarial Equivalent of the Monthly Retirement Income benefit to which the Participant otherwise would be entitled to receive as the basic form of benefit), the Participant, prior to the payment of such lump sum, shall enter into an agreement with the Employer. This agreement shall be in accordance with requirements prescribed by the Committee, Revenue Ruling 81-135 and any rulings or regulations amendatory thereof, including provisions that the Participant (or in the event of his death, his estate) will repay to the Fund a sum, as determined by the actuary, equal to the Actuarial Equivalent of the amounts by which the Participant's Monthly Retirement Income benefit under the Plan would have been decreased during his then remaining lifetime in accordance with this Section 10.03, and secure such obligations to repay in the event the limitations contained in this Section 10.03 become effective. The agreement shall further require the Participant, promptly after the distribution to him of the lump sum payment under the Plan, to deposit as security with a depository, satisfactory to the Employer and the Committee, property real or personal, having a market value, as determined by the depository, as of the date of deposit at least equal to one hundred twenty-five percent (125%) of the amount which would be repayable if the Plan had terminated on the date of distribution of such lump sum. In the event that the market value, as determined by the depository, of such property falls below one hundred ten percent (110%) of the amount as determined by the actuary, which would have been repayable to the Fund, the Participant shall deposit with the depository additional properties so as to render the total market value, as determined by the depository, of the security deposited equal to one hundred twenty-five percent (125%) of the amount which would have been repayable as determined by the actuary. If the conditions of this Section 10.03(d) are met for the ten (10) year period following such Revision Date, and the Plan is not terminated, such property deposited as security in the Fund shall be redelivered to such Participant.

Section 10.03(e) The provisions of this Section 10.03 apply to former or Retired Participants, as well as to Participants in active service.

Section 10.03(f) This Section 10.03(f) sets forth limitations required by the Internal Revenue Service, that are effective January 1,1994, on the benefits payable to certain Participants. These limitations shall apply to a Participant only if he is a Highly Compensated Employee or a Highly Compensated former Employee and the Participant is among the 25 highest-paid Highly Compensated Employees or Highly Compensated former Employees of the Employer and its Affiliates in the Plan Year (a "Restricted Employee") in which benefit payments begin. If a Participant is subject to the provisions of this Section 10.03(f), the annual benefit payments to him or on his behalf are restricted to an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of his Accrued Benefit and his other benefits under the Plan ("Total Benefits"). For purposes of this Section 10.03(f), the term Total Benefits shall include loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

     The restrictions in this Section 10.03(f) do not apply to the annual benefit payments to or on behalf of a Restricted Employee, however, if any one of the following requirements is satisfied:

 (i) After payment to or on behalf of a Restricted Employee of all of his benefits under the Plan, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Code Section 412(1)(7), or

 (ii)The Actuarial Equivalent lump sum value of the benefits payable to or on behalf of a Restricted Employee is less than one percent (1%) of the value of such current liabilities; or

(iii) The Actuarial Equivalent lump sum value of the benefits payable to or on behalf of the Restricted Employee does not exceed three thousand five hundred dollars ($3,500).

Section 10.03(g) In the event that it should be determined by statute, court decision in which the Internal Revenue Service acquiesces, ruling by the Internal Revenue Service, or otherwise, that the provisions of this Section 10.03 are no longer necessary to qualify the Plan under the IRC, this Section 10.03 shall be ineffective without amendment to the Plan.

                              ARTICLE XI
           PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

     Section 11.01 Method of Participation - Any organization which is a member of the same controlled group of organizations as the Bank, with the approval of the Board, by taking appropriate action may become a party to the Plan, by adopting the Plan as a retirement plan for its employees. Any organization which becomes a party to the Plan shall thereafter promptly deliver to the Trustee under the Trust Agreement provided for in Article VII a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the Board's approval of such organization's becoming a party to the Plan. This Plan shall be construed as a single Plan for all participating Employers.

     Section 11.02 Withdrawal from Participation - Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six (6) months advance notice in writing of its or their intention to withdraw to the Board and the Committee (unless a shorter notice shall be agreed to by the Board).

     Upon receipt of notice of any such withdrawal, the Committee shall certify to the Trustee the equitable share of such withdrawing Employer in the Fund (to be determined by the actuary employed on behalf of the Plan by the Bank), and the Trustee shall thereupon set aside from the Fund then held by it such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share. If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Section 10.02. If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to the trustee as may be designated by such withdrawing Employer, and such securities and other property shall thereafter be held and invested as a separate retirement trust of the Employer which has so withdrawn, and shall be used and applied according to the terms of a new agreement and declaration of trust between the Employer so withdrawing and the trustee so designated.

     Neither the segregation of the Fund assets upon the withdrawal of an Employer, nor the execution of a new agreement and declaration of trust pursuant to any of the provisions of this Section 11.02, shall operate to permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, surviving Spouses and Beneficiaries (including the payment of reasonable expenses of administering the Plan), except as may be otherwise provided in
Section 10.02 and Section 13.08.

                              ARTICLE XII
                       TOP HEAVY PLAN PROVISIONS

     Section 12.01 General - Notwithstanding anything contained herein to the contrary, in the event that this Plan when combined with all other plans required to be aggregated pursuant to IRC Section 416(g) is deemed to be a Top Heavy Plan for any Plan Year, the following conditions shall become operative.

     Section 12.02 Minimum Benefits - For the first Plan Year commencing on or after January 1, 1984 and any Plan Year thereafter in which the Plan is a Top Heavy Plan, there shall be a minimum annual accrual of benefits applicable to all Non-Key Employees who are Participants equal to the lesser of two percent (2%) of Top Heavy Compensation multiplied by the Participant's number of years of Top Heavy Service or twenty percent (20%) of his Top Heavy Compensation. This "Minimum Top Heavy Benefit" is merely a minimum benefit accrual under the Plan and shall not be in addition to the benefits otherwise accruing under the Plan which equal or exceed this "Minimum Top Heavy Benefit".

     Section 12.03 Definitions - For purposes of this Article XII, the following definitions shall be applicable:

Section 12.03(a) Key Employee any employee, former employee or the beneficiary of a former employee in an Employer sponsored, qualified plan who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

(i) an officer of the Employer having an annual compensation greater than fifty percent (50%) of the amount in effect under IRC Section 415(b)(1)(A) for any such Plan Year; For purposes of this subsection, no more than fifty (50) employees [or, if lesser, the greater of three (3) or ten percent (10%) of employees] shall be treated as officers. Further, for purposes of determining the number of officers taken into account under this section, employees described in IRC Section 414(q)(8) shall be excluded.

(ii) one (1) of the ten (10) employees having annual compensation from the Employer of more than the limitation in effect under IRC Section 415(c)(1)(A) and owning (or considered as owning within the meaning of IRC Section 318) more than a one-half of one percent (1/2 of 1%) interest and the largest interest in the Employer. With respect to this subsection, if two (2) Employees have the same ownership interest in the Employer, the Employee having the greater annual compensation from the Employer shall be treated as having a larger interest.

(iii) a five percent (5%) owner of the Employer; or

(iv) a one percent (1%) owner of the Employer having an annual compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

     For purposes of this Section 12.03(a), "compensation" shall have the same meaning as in Section 12.03(f), without regard to the limitation under IRC Section

401(a)(17).

     This definition shall be interpreted consistent with IRC
Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 12.03(b) Non-Key Employee means an employee, former employee or beneficiary of a former employee who is not a Key Employee.

Section 12.03(c) Top Heavy Plan generally means, on or after January 1, 1984, any plan under which, as of any determination date the Actuarial Value of the cumulative accrued benefits under the plan for Key Employees exceed sixty percent (60%) of the Actuarial Value of the cumulative accrued benefits under the plan for all Employees.

For purposes of this definition:

(i) If such a plan is a Defined Benefit Plan, the Actuarial Value of cumulative accrued benefits shall be the Actuarial Value determined pursuant to this Article XII. If such plan is a Defined Contribution Plan, the Actuarial Value of cumulative accrued benefits shall be deemed to be the market value of all Employee accounts under the plan. Notwithstanding the above, for purposes of determining the Actuarial Value of the cumulative accrued benefits, distributions made within a five (5) year period ending on the determination date must be included.

(ii) A plan shall be considered a Top Heavy Plan for any Plan Year if, on the last day of the preceding Plan Year, the above rules are met. For the first Plan Year that the Plan shall be in effect the determination of whether said Plan is a Top Heavy Plan shall be made as of the last day of such Plan Year. Any such determination shall be based on the valuation date falling within that Plan Year. For this purpose, the valuation date must be the same valuation date used for computing Plan costs for minimum funding.

(iii) Each plan of the Employer required to be included in an "aggregation group" shall be treated as a Top Heavy Plan if such group is a top heavy group.

(iv) The term "aggregation group" means

(A) each plan of the Employer which is currently effective or which has terminated within the five (5) year period ending on the determination date in which a Key Employee is a Participant in the Plan Year containing the year of determination or any of the four (4) preceding Plan Years;

(B) each other plan of the Employer which enables any plan in (A) to meet the requirements of IRC Section 401(a)(4) or 410.

     A permissive aggregation group consists of plans of the Employer that are required to be aggregated, plus one (1) or more plans of the Employer that are not part of a required aggregation group but that satisfy the requirements of IRC Sections 401(a)(4) and 410 when considered together with the required aggregation group.

(v) If any individual has not performed any service for the Employer at any time during the five (5) year period ending on the determination date, any accrued benefit for such individual shall not be taken into account in the testing procedure herein described.

(vi) This definition shall be interpreted consistent with IRC Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 12.03(d) Top Heavy Compensation means his average annual Full Compensation during that period of five (5) consecutive Testing Years for which his aggregate Full Compensation was the greatest. If he shall have fewer than five (5) consecutive Testing Years, his Top Heavy Compensation shall mean his average annual Full Compensation during that period containing the largest number of consecutive Testing Years; provided that, if there shall be more than one such period, Top Heavy Compensation shall be calculated on the basis of such period for which such average is the greatest.

Section 12.03(e) Testing Year means a Plan Year which (i) constitutes a year of Service for such Participant and (ii) begins prior to the end of the last Plan Year for which the Plan was a Top Heavy Plan. Except to the extent excluded under the preceding sentence, Plan Years beginning before 1984 shall be Testing Years.

Section 12.03(f) Full Compensation means, for any Employee for any Plan Year, his compensation [as such term is defined in section 9.01(a)(ii)] from the Employer or Affiliate for such Plan Year except that Full Compensation for any Plan Year shall not exceed the amount as may be determined by the Secretary of Treasury pursuant to IRC Section 401(a)(17).

Section 12.03(~) Top Heavy Service means a Year of Service in which the Plan is deemed to be a Top Heavy Plan with the exception that Service prior to January 1, 1984, shall be excluded.

     Section 12.04 Multiple Plan Participation - In the event the Plan is deemed to be a Top Heavy Plan for the Plan Year, then the multiplier of
1.25 in Section 9.02(a) and Section 9.02(c) shall be reduced to 1.0 unless:

(i) All plans required to be aggregated and any other plans which may be permissively aggregated pursuant to IRC Section 416(g) are ninety percent (90%) or less top heavy, and

(ii) The minimum accrued benefit referenced in IRC Section 416(c)(1) is modified by substituting in Section 12.02 three percent (3%) for two percent (2%) and by increasing twenty percent (20%) by one (1) percentage point for each year of Top Heavy Service (but not by more than ten (10) percentage points).

     Section 12.05 No Duplication of Minimum Benefit - With respect to the operation of these Top Heavy Plan provisions, there shall be no requirement that the entire defined benefit minimum benefit and the defined contribution minimum contribution be provided. To the extent that there shall be a defined benefit accrual of benefit, it shall be controlling. To the extent that there shall be an Employer contribution to a Defined Contribution Plan, then there shall be a determination as to whether the defined contribution amount is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrual of benefit required under IRC Section 416. In the event that the defined contribution amount shall not be comparable, then the difference shall be provided in the Defined Benefit Plan.

     Section 12.06 Actuarial Assumptions - For purposes of determining whether a Defined Benefit Plan is a Top Heavy Plan, calculations shall be based upon the UP-1984 Table of Mortality at five percent (5%) interest with such determination being made on the valuation date which occurs within the immediately preceding Plan Year. In the event more than one (1) plan is being used for Top Heavy Plan testing, the same actuarial assumptions shall be used for all such plans. Further, pursuant to Internal Revenue Service Regulations 1.416-1, T-26 and T-27, proportional subsidies shall be ignored and non-proportional subsidies shall be considered.

                             ARTICLE XIII
                             MISCELLANEOUS

     Section 13.01 Governing Law - The Plan shall be construed, regulated and administered according to the laws of the State of Alabama except to the extent preempted by the laws of the United States of America.

     Section 13.02 Construction - The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof any necessary construction, the masculine shall include the feminine and the singular the plural, and vice versa.

     Section 13.03 No Employment Contract - This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or inducement for the employment of any Participant or employee. No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal or upon his voluntary termination of employment shall he have any right or interest in and to the Fund other than as specifically provided herein. Except to the extent required by law, the Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Fund, and only to the extent that the Fund is sufficient therefor.

     Section 13.04 Receipt Prior to Payment - The Trustee, the Committee, or the Employer, jointly or severally, may, but need not, require a written receipt as a condition precedent to any payment called for by the Plan to be made to a Participant, Spouse, Beneficiary, or to their heirs, successors, executors and legal representatives.

     Section 13.05 Payments to Minors and Incompetents - Should any Participant, surviving Spouse or Beneficiary be a minor or in the judgment of the Committee, be physically or mentally incapable of personally receiving and giving a valid receipt for any payment due him under the Plan, the Committee may make such payment or any part thereof to or for the benefit of such Participant, surviving Spouse or Beneficiary, or directly to or for the benefit of any person determined by the Committee to have incurred expense or assumed responsibility for the expenses of such Participant, Spouse or Beneficiary.

     Section 13.06 Non-Alienability of Benefits - No benefits or other amounts payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge or alienation. If the Committee determines that any person entitled to any payments under the Plan has become insolvent or bankrupt or has attempted to anticipate, sell, transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any benefit or other amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments under the Plan, against any benefit or other amounts payable to such person, the Committee may, at any time, in its discretion, direct the Trustee to withhold any or all payments to such person under the Plan and apply the same for the benefit of such person in such manner and in such proportion as the Committee may deem proper. Notwithstanding anything contained herein to the contrary, with respect to a debt due by the Participant to the Employer, a Participant, surviving Spouse or Beneficiary in pay status may assign or alienate rights to future benefit payments provided that any such assignment or alienation:

Section 13.06(a) is voluntary and revocable,

Section 13.06(b) does not exceed ten percent (10%) of any benefit payment, and

Section 13.06(c) is neither for the purpose, nor has the effect, of defraying plan administrative costs.

     Notwithstanding anything contained herein to the contrary, upon the receipt by the Plan of a Domestic Relations Order, the following provisions of this Section 13.06 shall become effective.

Section 13.06(d) Determination of Qualified Domestic Relations Order - Upon receipt by the Plan of a Domestic Relations Order, the Committee shall promptly notify the Participant and any Alternate Payee of such receipt and the Plan's procedures for determining if such order is a Qualified Domestic Relations Order. Within a reasonable time thereafter in accordance with reasonable procedures established by the Committee, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and Alternate Payee of such determination. Not withstanding anything contained herein to the contrary, if a benefit is being paid pursuant to a Domestic Relations Order on January 1, 1985, such order shall be considered to be a Qualified Domestic Relations Order. During the period of time in which the Committee is making the determination of whether the Domestic Relations Order is a Qualified Domestic Relations Order, the Trustee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

     In the case of any payment before a Participant has terminated employment with the Employer, a Domestic Relations Order shall be a Qualified Domestic Relations Order regardless of the fact that such order requires that payment of benefits be made to an Alternate Payee:

(i) on or after the date on which the Participant attains or first would have attained his Early Retirement Date,

(ii) as if the Participant had retired on the date on which such payment is to begin under such order taking into account only the Actuarial Value of the benefits actually accrued and not taking into account the Actuarial Value of any Employer subsidy for early retirement based on the interest rate specified in the Plan or, if no rate is specified, five percent (5%), and

(iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

Section 13.06(e) Payment to Alternate Payee - If, within eighteen
(18) months, the Domestic Relations Order is determined to be a Qualified Domestic Relations Order, the Trustee shall pay the segregated amounts to the person or persons entitled thereto.

     If, within eighteen (18) months, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Trustee shall pay the segregated amounts to the person who would have been entitled to such amounts as if there had been no order.

     Any determination that an order is a Qualified Domestic
Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only.

Section 13.06(f) Definitions - For purposes of this Section 13.06, the following definitions shall be applicable:

(i) Alternate Payee means any spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.

(ii) Domestic Relations Order - Any judgment, decree or order
(including approval of a property settlement agreement) which:

(A) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant, and

(B) is made pursuant to a state domestic relations law (including a community property law).

(iii) Qualified Domestic Relations Order - A Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; provided that such Domestic Relations Order clearly specifies:

(A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

 (B) the amount or percentage of the Participant's benefit to be paid by the

Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined,

 (C) the number of payments or period to which such order applies, and

(D) each plan to which such order applies.

     A Domestic Relations Order meets the requirements of this subsection only if such order does not require the Plan:

(i) to provide any type or form of benefits, or any optional payment form, not otherwise provided under the Plan,

(ii) to provide increased benefits (determined on the basis of Actuarial Equivalent value), and

(iii) to make payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

Section 13.06(g) Establishment of Plan Procedures - For purposes of this
Section 13.06, reasonable procedures shall be established under the Plan to determine the qualified status of Domestic Relations Orders and to administer distributions under Qualified Domestic Relations Orders. The procedures established by the Plan shall:

(i) be set forth in writing,

(ii) provide for the notification of each person specified in a Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order, and

(iii) permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order.

     Section 13.07 Merger of Plans - In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to another plan, each then Participant shall not, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated.

     In the event of a merger or consolidation of the Employer or transfer of all or substantially all of its assets to any other corporation, partnership or association, provision may be made by such successor corporation, partnership or association at its election for the continuance of this agreement and the retirement plan created hereunder by such successors entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the Employer by an instrument duly authorizing such substitution and duly executed by the Employer and its successor. Upon notice of such substitution accompanied by a certified copy of the resolutions of the Board of Directors of the Employer and its successor authorizing such substitution and delivered to the Trustee, the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of the Employer.

     Section 13.08 Return of Employer Contributions - Contributions made to this Plan by the Employer are expressly conditioned upon the deductibility under IRC Section 404 of Contributions made to provide Plan benefits. Notwithstanding anything herein to the contrary, upon the Employer's request, a Contribution which was made by a mistake of fact, or conditioned upon the deductibility of the Contribution under IRC Section 404, shall be returned to the Employer by the Trustee within one (1) year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The portion of any Contribution which is to be returned to the Employer pursuant to this
Section 13.08 must be reduced by its proportionate share of losses and expenses of the Fund, if any, but shall not be increased by any income or gains of the Fund, if any.

     Section 13.09 Exclusive Benefit - The Employer shall be entitled to no part of the corpus or income of the Fund and no part thereof shall be used for or diverted to purposes other than for the exclusive benefit of Participants, Spouses, Surviving Spouses and Beneficiaries hereunder except as provided in Section 10.02 and in Section 13.08.

     Section 13.10 Indemnification - The Employer shall indemnify and hold harmless each person or persons who may serve on the Committee from any and all claims, losses, damages, expenses (including attorney's fees), and liability (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person or persons.

No Plan assets may be used for any such indemnification.

     Section 13.11 Severability - If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

     Section 13.12 Misstatement - A misstatement of age, sex, length of Service, date of employment or birth, or compensation of a Participant, or any other such matter, shall be corrected when it becomes known that any such misstatement of fact has occurred.

     Section 13.13 Benefits Under Other Plans - If any Participant is, or becomes, or upon proper application would become entitled to a pension or other benefits under any other "qualified" defined benefit pension plan or which the Employer has borne, or is required to bear, any part of the cost, the Monthly Retirement Income payable to such Participant under the provisions of this Plan shall be reduced to reflect the value of such other defined benefit pension plan to the extent that credit is granted under both Plans for the same period of Service. The term "other defined benefit pension plan" shall not include any plan or program under which benefits are provided wholly or in part by public funds, state or federal.

     Section 13.14 Small Payments - If the Monthly Retirement Income benefit payable to a Participant at retirement is less than twenty-five dollars ($25.00) per month, such benefit payments shall be made on a quarterly basis.

     Section 13.15 Counterparts - The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

                         ADOPTION OF THE PLAN

     Anything herein to the contrary notwithstanding, this Plan is amended and maintained under the condition that it shall continue to be approved and qualified by the Internal Revenue Service under IRC
Section 401(a) and that the Trust hereunder is exempt under IRC
Section 501(a), or under any comparable Sections of any future legislation which amends, supplements or supersedes such Sections. In the event that it should be found by the Internal Revenue Service that the Plan as amended and restated hereby is not qualified, the Bank may modify the Plan to meet Internal Revenue Service requirements.

     As evidence of its adoption of the Plan, The Monroe County Bank has caused this instrument to be signed by its duly authorized officers and its corporate seal to be affixed hereto this 12th day of December, 1995.

 ATTEST:                      THE MONROE COUNTY BANK

 By /s/ Paul P. Redmond Jr.   By:/s/Haniel F. Croft
 Vice Provident & Cashier     (Title) President & CEO)



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                                APPENDIX
                 TO THE MONROE COUNTY BANK PENSION PLAN

                 FACTORS TO CALCULATE OPTIONAL BENEFITS

               Factor to be Applied to the Basic Form of Benefit to Determine the Optional Form of Benefit

                             Base         Additional
 Option                Adjustment Factor  Adjustment Factor

 Single life annuity              1.000     N/A

 Single life annuity
 with sixty (60)
 monthly payments
 guaranteed                       0.975     N/A

 Single life annuity
 with one hundred
 twenty (120) monthly
 payments guaranteed              0.917     N/A

 Single life annuity
 with one hundred
 eighty (180) monthly
 payments guaranteed              0.852     N/A

 Single life annuity
 with two hundred
 forty (240) monthly
 payments guaranteed              0.794     N/A

 Joint and fifty percent
 (50%) survivor annuity           0.905     .0041 adjustment for each year
                                            age difference between
                                            Beneficiary or Spouse and
                                            Employee exceeds five (5);
                                            adjustment is added to base
                                            factor if the Beneficiary or
                                            Spouse is older than the
                                            Employee (but with a final fixed
                                            reduction factor in no event to
                                            exceed 1.000), and is subtracted
                                            from base adjustment factor if
                                            Beneficiary or Spouse is
                                            younger than Employee.


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                       Base                Additional
Option                Adjustment Factor  Adjustment Factor

Joint and seventy
 five percent (75%)
 survivor annuity      0.867               .0054 adjustment for each year age
                                         difference between Beneficiary or
                                         Spouse and Employee exceeds five
                                         (5); adjustment is added to base
                                         factor if the Beneficiary or Spouse
                                         is older than the Employee (but
                                         with a final fixed reduction factor in
                                         no event to exceed 1.000), and is
                                         subtracted from base adjustment
                                         factor if Beneficiary or Spouse is
                                         younger than Employee.

 Joint and one hundred
  percent (100%) survivor
  annuity                  0.828         .0067 adjustment for each year age
                                         difference between Beneficiary or
                                         Spouse and Employee exceeds five
                                         (5); adjustment is added to base
                                         factor if the Beneficiary or Spouse
                                         is older than the Employee (but
                                         with a final fixed reduction factor in
                                         no event to exceed 1.000), and is
                                         subtracted from base adjustment
                                         factor if Beneficiary or Spouse is
                                         younger than Employee.

For all other purposes not covered above or in the Plan, Actuarial Equivalent and Actuarial Value shall be based upon the following assumptions:

Interest:  Eight percent (8%)*
Mortality: The Up-1984 Table of Mortality set back one (1) year

This Appendix is effective for benefits calculated on or after August 1, 1983. *For purposes of calculating the Actuarial Equivalent or Actuarial
Value of a benefit payable under Sections 4.03(d), 4.04, 5.02, 6.01 and 6.02, the Plan may not use an interest rate greater than the interest rate or rates used by the Pension Benefit Guaranty Corporation to value lump sums for plans terminating as of the first day of the Plan Year that contains the Annuity Starting Date.

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